Exhibit 99.1

CONSENT SOLICITATION MEMORANDUM

This Memorandum is important and requires your immediate attention. If you are in any doubt about the contents of this Memorandum or the action you should take, you should immediately consult your stockbroker, bank manager, solicitor, accountant or other professional adviser authorised under the Financial Services and Markets Act 2000 (if you are in the United Kingdom) or another appropriately authorised independent professional adviser.

This consent solicitation is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Issuer have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

This Memorandum does not constitute an invitation to participate in the Solicitation (as defined below) in or from any jurisdiction in or from which, or to or from any person to or from whom, it is unlawful to make such invitation under applicable securities laws. The distribution of this document in certain jurisdictions may be restricted by law. Persons into whose possession this document comes are required by each of the Issuer, the Guarantors, the Trustee, the Tabulation Agent and the Principal Paying Agent to inform themselves about, and to observe, any such restrictions.

If you have sold or otherwise transferred all of your Notes, please forward this Memorandum to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected, for transmission of this Memorandum to the purchaser or transferee.

Solicitation of Consents

to the holders of

10.25 per cent. Guaranteed Notes due 2015 (the “Notes”)

ISIN: XS0511379066, Common Code: 051137906

ISIN: US591555AA54, CUSIP: 59155AA5

issued by

Metinvest B.V. (the “Issuer”)

(a private company incorporated in The Netherlands with limited liability)

and guaranteed as described in the trust deed (the “Trust Deed”) dated 20 May 2010 among the Issuer, the guarantors named therein (the “Guarantors”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”)

to make certain amendments to the terms and conditions of the Notes and to waive certain events of default or potential events of default in relation to the outstanding Notes

The Issuer hereby requests that the beneficial holders of the outstanding Notes (the “Noteholders”) vote in favour of an extraordinary resolution (the “Extraordinary Resolution”) at a meeting (including any adjournment thereof) of Noteholders (the “Meeting”) to approve certain amendments (the “Amendments”) to the terms and conditions of the Notes (the “Conditions”) including, inter alia, an extension of maturity and other amendments, and to approve a waiver (the “Waiver”) of certain events of default or potential events of default for the Consent Amount (each as defined below) (the “Solicitation”).

A notice (the “Notice”) convening the Meeting to be held at the offices of Baker & McKenzie LLP, 100 New Bridge Street, London, EC4V 6JA on 1 May 2015 at the time specified therein is set out at Annex B (Form of Notice and Extraordinary Resolution) to this Memorandum and is being delivered simultaneously via the Clearing Systems and the Company Announcements Office of the Irish Stock Exchange Limited (the “Irish Stock Exchange”). At the Meeting, Noteholders will be invited to consider and, if thought fit, pass an Extraordinary Resolution in the form set out in the Notice.

The effectiveness of the Amendments and the Waiver is conditional upon the Extraordinary Resolution being passed and no action being taken by creditors of the Issuer under the 2017 Notes, the 2018 Notes or the PXF Facilities (as defined below) (or any agent or trustee on their behalf) to declare prematurely due and payable principal amounts outstanding under any of these instruments.

Subject to the terms and conditions specified in this Memorandum, Noteholders who submit a valid Voting Instruction or, in the case of Notes held through DTC, submit or arrange for the relevant DTC Participant to submit a Form of Sub-Proxy Instruction (as each such term is defined below) with respect to the Notes they hold in favour of the Extraordinary Resolution by no later than 2 p.m. (London time) on the Expiration Date and who have not subsequently validly revoked their Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or otherwise made arrangements to abstain from voting in respect of the Extraordinary Resolution will be entitled to receive the Consent Amount if the Extraordinary Resolution is passed and the Waiver and Consent Condition (as defined below) is satisfied. The “Consent Amount” is U.S.$ 5 per U.S.$ 1,000 principal amount of the Notes payable to all Noteholders that validly deliver (and do not withdraw) Voting Instructions or Form of Sub-Proxy Instructions (as applicable) in favour of the Amendments and the Waiver by no later than 2 p.m. (London time) on the Expiration Date, and comprises (a) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the extension of maturity of the Notes and (b) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the Waiver. In addition, if the Extraordinary Resolution is passed and the Amendments and the Waiver are effected, the Issuer will redeem the Notes at their principal amount in two instalments: (i) an instalment of U.S.$ 100 in respect of each U.S.$ 1,000 initial amount of each Note payable on 20 May 2015 and (ii) an instalment of U.S.$ 900 in respect of each U.S.$ 1,000 initial amount of each Note payable on 31 January 2016.

Noteholders who submit their Voting Instructions or Form of Sub-Proxy Instructions (as applicable) after 2 p.m. (London time) on the Expiration Date will not be eligible to vote nor to receive the Consent Amount.

Noteholders must ensure delivery of their voting instructions to The TABULATION AGENT prior to 2 p.m. (london time) on 29 APRIL 2015 or, if earlier, before the expiration time and/or expiration date set by the relevant clearing system. IN THE CASE OF DTC PARTICIPANTS, FORMS OF SUB-PROXY INSTRUCTIONS MUST BE received BY THE TABULATION AGENT PRIOR TO 2 P.M. (LONDON TIME) ON 30 APRIL 2015.

Noteholders should contact their broker, dealer, commercial bank, custodian, trust company, accountholder or DTC PARTICIPANT, as the case may be, to confirm the deadline for receipt of their voting instructions OR FORMS OF SUB-PROXY INSTRUCTIONS (AS APPLICABLE) so that such voting instructions OR FORMS OF SUB-PROXY INSTRUCTIONS (AS APPLICABLE) may be processed and delivered to the TABULATION AGENT in a timely manner and in accordance with the relevant deadlines.

Accountholders in any Clearing System by submission of Voting Instructions authorise such Clearing System to disclose their identity to the Issuer, the Tabulation Agent and the Trustee. Noteholders who deliver Forms of Sub-Proxy to the Tabulation Agent (through their DTC Participant, if applicable) are thereby deemed to authorise the Tabulation Agent to disclose their identity to the Issuer and the Trustee.

BEFORE MAKING ANY DECISIONS IN RESPECT OF THE SOLICITATION, NOTEHOLDERS SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION CONTAINED IN THIS MEMORANDUM. NOTEHOLDERS SHOULD CONSULT WITH THEIR BROKER, FINANCIAL ADVISOR, LEGAL COUNSEL OR OTHER ADVISORS REGARDING THE TAX, LEGAL AND OTHER IMPLICATIONS OF THE SOLICITATION.

This Memorandum does not constitute or form part of, and should not be construed as, an offer for sale or subscription of, or a solicitation of any offer to sell or subscribe for, any securities of the Issuer, the Guarantors or any other entity.

The distribution of this Memorandum in certain jurisdictions may be restricted by law. Persons into whose possession this Memorandum comes are required by the Issuer to inform themselves about, and to observe, any such restrictions.

An index of defined terms is attached at Annex A (Index of Defined Terms) to this Memorandum. References in this Memorandum to a specific time are, unless otherwise indicated herein, to London time on the relevant day or date.

EACH PERSON RECEIVING THIS MEMORANDUM ACKNOWLEDGES THAT SUCH PERSON HAS NOT RELIED ON THE TRUSTEE, THE PRINCIPAL PAYING AGENT OR THE TABULATION AGENT IN CONNECTION WITH ITS DECISION ON HOW TO VOTE IN RELATION TO THE EXTRAORDINARY RESOLUTION.

________________________

The date of this Memorandum is 8 April 2015.

IMPORTANT INFORMATION

No Representations other than those in this Memorandum

The Issuer has not authorised the making or provision of any representation or information other than as contained in this Memorandum. Any such representation or information, if given or made, should not be relied upon as having been authorised by the Issuer, the Guarantors, or any of their respective directors, any subsidiary of the Issuer or the Guarantors, the Trustee, the Principal Paying or the Tabulation Agent.

Disclaimer

In accordance with normal practice, none of the Trustee, the Principal Paying Agent or the Tabulation Agent expresses any opinion as to the merits of the Amendments, the Waiver or the Extraordinary Resolution. None of the Trustee, the Principal Paying Agent or the Tabulation Agent has been involved in formulating the Amendments, the Waiver or the Extraordinary Resolution or makes any representation that all relevant information has been disclosed to Noteholders in or pursuant to this Memorandum and/or the Notice of the Meeting or that any disclosed information is accurate and not misleading. Accordingly, any Noteholder who is in doubt as to the impact of the implementation of the Amendments, the Waiver and/or the Extraordinary Resolution should seek their own independent legal, financial and tax advice on the merits and on the consequences of voting in favour of or against or taking no action in respect of the Extraordinary Resolution, including any tax consequences.

No Investment Advice

Nothing in this Memorandum or anything communicated to the Noteholders by or on behalf of the Issuer, the Guarantors, the Trustee, the Principal Paying Agent or the Tabulation Agent or any of their respective directors or employees in connection with the Solicitation is intended to constitute or should be construed as advice on the merits of the Amendments or the exercise of any rights attaching to the Notes.

No Tax Advice

Nothing in this Memorandum or anything communicated to the Noteholders by or on behalf of the Issuer, the Guarantors, the Trustee, the Principal Paying Agent or the Tabulation Agent or any of their respective directors or employees in connection with the Solicitation is intended to constitute or should be construed as advice on the tax consequences for Noteholders arising from the acceptance of the offer to pay the Consent Amount. Noteholders are urged to consult their own professional advisers regarding these possible tax consequences under the laws of the jurisdictions that apply to them. Noteholders are liable for their own taxes and have no recourse to the Issuer, the Guarantors, the Trustee, the Principal Paying Agent or the Tabulation Agent with respect to taxes arising in connection with the offer to pay the Consent Amount.

Authorised Information

No person has been authorised to give any information with respect to the Solicitation, or to make any representation in connection therewith, other than those contained in this Memorandum or any other document entered into in relation to the Solicitation. If made or given, such recommendation or any such information or representation must not be relied on as having been authorised by the Issuer, the Guarantors, the Trustee, the Principal Paying Agent or the Tabulation Agent.

Jurisdictional Restrictions

The Solicitation is not being made to, and no votes in respect of the Extraordinary Resolution are being solicited from, Noteholders or Beneficial Owners of Notes in any jurisdiction in which it is unlawful to make such solicitation or issue such votes. However, the Issuer may, in its sole discretion, take such actions as it may deem necessary to solicit votes in respect of the Extraordinary Resolution in any jurisdiction and may extend the Solicitation to, and solicit votes in respect of the Extraordinary Resolution from, persons in such jurisdiction.

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The making of the Solicitation and the payment of the Consent Amount may be restricted by law in some jurisdictions. Persons into whose possession this Memorandum comes must inform themselves about and observe these restrictions.

Neither this Memorandum nor any other documents relating to this Solicitation nor the Amendments nor the Waiver may be distributed or circulated in the Netherlands, other than to qualified investors within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The request to vote in favour of the Extraordinary Resolution is not being made in The Netherlands, other than to persons who are “qualified investors” within the meaning of article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The Notes may not be offered, sold, resold, delivered or transferred other than to “professional market parties” (professionele marktpartijen) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht) and, if resident or domiciled in The Netherlands, other than to qualified investors within the meaning of the Dutch Act on Financial Supervision (Wet op het financieel toezicht).

Condition to the Effectiveness of the Amendments and Waiver

The effectiveness of the Amendments and the Waiver is conditional upon the Extraordinary Resolution being passed and no action being taken by creditors of the Issuer under the 2017 Notes, the 2018 Notes and the PXF Facilities (as defined below) (or any agent or trustee on their behalf) to declare prematurely due and payable principal amounts outstanding under any of these instruments (the “Waiver and Amendment Condition”).

Consent Amount

If the Extraordinary Resolution is passed and the Waiver and Amendment Condition is satisfied, the Issuer will pay in cash on the Settlement Date the Consent Amount to those Noteholders who have submitted a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable), with respect to the Notes they hold, in favour of the Extraordinary Resolution by no later than 2 p.m. (London time) on the Expiration Date and who have not subsequently validly revoked their Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or otherwise made arrangements to abstain from voting in respect of the Extraordinary Resolution.

The Consent Amount is U.S.$ 5 per U.S.$ 1,000 principal amount of the Notes payable to all Noteholders that validly deliver (and do not withdraw) Voting Instructions or Forms of Sub-Proxy Instructions (as applicable) in favour of the Amendments by no later than 2 p.m. (London time) on the Expiration Date, and comprises (a) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the extension of maturity of the Notes and other Amendments and (b) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the Waiver.

Timetable

Part B of Section 1 (Expected Timetable of Events with no Adjourned Meetings) contains an indicative timetable in relation to the Solicitation. Noteholders should be aware that the actual timetable may differ significantly from the indicative timetable. Noteholders should be aware that the Issuer is not required to pay the Consent Amount unless the Extraordinary Resolution is passed at the Meeting, which is expected to take place on 1 May 2015, and the Waiver and Amendment Condition is satisfied. The Issuer will publish a notice to Noteholders of the result of the outcome of the Meeting as soon as practicable following the conclusion of the Meeting and within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate the result.

ii

Termination, Withdrawal and Amendment of the Offer to Pay the Consent Amount

The payment of the Consent Amount is conditional upon:

(a)	the Issuer not terminating or withdrawing the offer to pay such amounts on or prior to the date five Business Days prior to the Expiration Date; and
(b)	prior to the Settlement Date, no action having been taken by creditors of the Company (or any agent or trustee on their behalf) to declare prematurely due and payable the principal amounts outstanding under the 2017 Notes, the 2018 Notes or any PXF Facility.

In addition, the Issuer may at any time on or prior to the date five Business Days prior to the Expiration Date amend any term of the offer to pay the Consent Amount by giving notice to the Noteholders via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange.

Any such amendment, termination or withdrawal may be effected before or after submission of a Voting Instruction or Form of Sub-Proxy Instruction (as the case may be), or a request for a Form of Proxy (as defined below) by any Noteholder and, subject to certain conditions, shall be binding on all Noteholders who submit a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or request a Form of Proxy or Form of Sub-Proxy (as applicable) regardless of whether a Noteholder submitted a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or requested a Form of Proxy or Form of Sub-Proxy (as applicable) before or after the time of announcement of such amendment, termination or withdrawal.

If the Issuer considers any amendment to be less favourable to Noteholders, the Issuer will specify in the notice of any such amendment given pursuant to the preceding paragraph a time period of not less than five Business Days from the date of such notice during which Noteholders will have the right to withdraw their valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or their request for a Form of Proxy or Form of Sub-Proxy (as applicable) within the period specified therein.

Important Voting Information

Noteholders who have submitted and not withdrawn a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable) need take no further action to be represented at the Meeting. Noteholders who have not submitted or who have submitted and subsequently withdrawn a Voting Instruction or Form of Sub-Proxy Instruction (as applicable) should take note of the provisions set out under Annex B (Form of Notice and Extraordinary Resolution) herein detailing how such Noteholder can attend or take steps to be represented at the Meeting.

Notes held through Euroclear and Clearstream, Luxembourg

Beneficial Owners of Notes held through Euroclear and/or Clearstream, Luxembourg who are not accountholders in such Clearing System must contact their broker, dealer, bank, custodian, trust company, other trustee, or nominee to arrange for their accountholder in the relevant Clearing System through which they hold Notes to either: (i) request a Form of Proxy; or (ii) deliver their Voting Instruction by not later than 2 p.m. (London time) on 29 April 2015 (by at least 48 hours prior to the time fixed for the Meeting).

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As more fully described in this Memorandum, Notes in respect of which a valid Voting Instruction in respect of the Extraordinary Resolution has been delivered or a Form of Proxy has been duly requested will be automatically blocked and may not be traded during the period beginning at the time at which the Noteholder delivers, or instructs the accountholder through which it holds such Notes to deliver, such a valid Voting Instruction or due request for a Form of Proxy in respect of the Extraordinary Resolution to the relevant Clearing System and ending on the earlier of: (i) the conclusion of the Meeting (including any adjourned Meeting thereof) or any poll taken on any resolution proposed thereat (whichever is the later); or (ii) the Note ceasing, with the agreement of the Tabulation Agent, to be blocked and (in relation to any Note in respect of which a Voting Instruction is submitted and subsequently amended or revoked) the giving of notice by the Tabulation Agent to the Issuer and the Registrar of the necessary amendment to the relevant Form of Proxy, or (in relation to any Note in respect of which a Form of Proxy is requested) the surrender of such Form of Proxy to the Tabulation Agent, all in accordance with the normal operating procedures of such Clearing System, and after taking into account the deadlines imposed by such Clearing System, and transfers thereof restricted, from and including the date of receipt of the relevant Voting Instruction or request for a Form of Proxy by the relevant Clearing System to, but excluding, the earliest such date.

Notes held through DTC

Only those DTC Participants shown in DTC’s records on the Record Date as holding the Recorded Principal Amount will be entitled to vote on the Extraordinary Resolution or appoint sub-proxies to enable their votes and those of Beneficial Owners who hold their Notes through DTC Participants to be cast in respect of their Recorded Principal Amount.

A Beneficial Owner of Notes held through a DTC Participant who intends to submit a vote in respect of the Extraordinary Resolution must instruct such DTC Participant in sufficient time (and in any event by 48 hours) prior to the time fixed for the Meeting to complete and sign a Form of Sub-Proxy in relation to the Extraordinary Resolution with respect to such Notes and deliver it to the Tabulation Agent by no later than 2 p.m. (London) time on the Expiration Date.

If a Form of Sub-Proxy Instruction contained in such Form of Sub-Proxy relates to fewer than all Notes held through a DTC Participant, the DTC Participant must indicate the aggregate amount (in integral multiples of U.S.$ 1,000) of such Notes to which such Form of Sub-Proxy Instruction relates. Otherwise, such Form of Sub-Proxy Instruction will be deemed to relate to all such Notes. The Consent Amount will be paid only for such portion of such Notes to which a Form of Sub-Proxy Instruction given in favour of the Extraordinary Resolution relates.

Giving a Form of Sub-Proxy Instruction will not affect a Noteholder’s right to sell or transfer the Notes. All Forms of Sub-Proxy Instruction validly delivered to and received by the Tabulation Agent (and not revoked) on or before 2 p.m. (London time) on the Expiration Date will be effective notwithstanding a transfer of such Notes subsequent to the Record Date, unless the Noteholder validly revokes such Form of Sub-Proxy Instruction on or before 2 p.m. (London time) on the Expiration Date.

This consent solicitation is made in respect of securities of a non-U.S. company. The offer is subject to disclosure requirements of a country other than the United States that are different from those of the United States. Financial statements prepared by the Issuer have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

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SECTION 1

The Solicitation

Part A - Background to the Solicitation

Overview

The Issuer and its subsidiaries taken as a whole (“Metinvest”) is the largest vertically integrated mining and steel business in Ukraine, operating assets in each stage of the production chain from iron ore mining and processing, coking coal mining and coke production, through to semi-finished and finished steel production, pipe rolling and coil production and production of other value-added products. A significant part of Metinvest’s assets are located in Ukraine and have been affected by the ongoing significant civil disturbances and political instability as well as the ongoing military action in the country. These events have:

•	damaged and destroyed transport infrastructure, disrupting deliveries of raw materials and shipments of finished goods from some of Metinvest’s plants;

•	caused production volumes of steel, iron ore, coke and coal products to decline; and

•	affected economic activity and, as a result, domestic demand for steel and iron ore products.

In addition, prices of steel products have continued to decrease in 2014 and the first quarter of 2015, while those of coal and iron ore are experiencing both volatility and overall declines. Metinvest repaid U.S.$ 1,525 million of its loans and borrowings in 2014 but, as a consequence of the conflict in Ukraine, has been unable to access the international capital and loan markets to refinance its existing debt. Metinvest does not expect any material improvement in its overall liquidity before 2017.

Liquidity Issue

The Issuer was unable to pay in full debt repayments under its outstanding pre-export financing facilities falling due on 10 March 2015. The Issuer submitted a request for a waiver, including a deferral until 10 May together with other instalment deferrals and other technical defaults under the terms of the PXF facilities. As at the date hereof, this waiver request has been approved by the majority, but not by the requisite 100%, of the PXF lenders. As a consequence, a payment default under the PXF facilities in a total amount of approximately U.S.$ 113 million has occurred and is continuing. The Issuer is liable to make further debt repayments under its PXF facilities up to 31 January 2016 totalling approximately U.S.$ 549 million and does not expect to be able to make such payments in full. The Issuer and its subsidiaries are experiencing severe cash flow difficulties due to the extremely challenging business environment in which they now operate, as described in more detail under “– Inability to obtain funding from the international capital and loan markets to refinance existing debt on maturity”.

Civil disturbances, political instability and continuing military action in parts of Ukraine

The situation in Ukraine deteriorated significantly in late 2013 and early 2014 following protests in Kyiv. Although a ceasefire was agreed in Minsk on 12 February 2015 and entered into force on 15 February 2015, this ceasefire remains fragile and hostilities have continued in parts of the Donetsk and Luhansk region. The significant civil disturbances and political instability in Ukraine and the ongoing military action in some parts of the Donetsk and Luhansk regions of Ukraine have negatively impacted Ukraine’s economy and as a result Metinvest ’s business and financial condition. Some of Metinvest ’s Ukrainian assets located in the conflict zone in the Donetsk and Luhansk regions have been affected by the military conflict and have experienced problems with their production and supply chains, resulting in suspensions of production at some of Metinvest’s subsidiaries and a lower level of utilisation of the production facilities operated by other subsidiaries. Furthermore, railway infrastructure in eastern Ukraine has sustained damage caused by shelling and sabotage in the course of the ongoing military action in the region. This has resulted in disruptions in the supply of raw materials to certain of Metinvest ’s facilities, including the supply of iron products from Northern GOK, Ingulets GOK and Central GOK to Metinvest’s steelmaking facilities; the supply of coking coal from Krasnodon Coal to Metinvest’s coke operations; and the supply of coke from Metinvest’s coke facilities to its steelmaking facilities. This has led to the scaling back and, in some cases, suspension of these operations.

Disruption of the rail network

Railway infrastructure in eastern Ukraine has been badly affected by the conflict. In 2014, the rail hubs of Yasynuvata, Ilovaysk and Debaltseve were partially destroyed; these hubs are critical for supplies of Yenakiieve Steel, Khartsyzk Pipe, Donetsk Coke and Krasnodon Coal. In addition, the railways and the overhead electrical systems that provide power to the rail network were destroyed between the stations of Avdiivka and Yasynuvata, Donetsk and Elenivka. The destruction of electricity infrastructure between the hubs of Avdiivka and Yasynuvata has restricted supplies of raw materials, in particularly to Yenakiieve Steel, mainly due to the need to switch from electrical to diesel-powered locomotives on these lines. In February 2015, as a result of the conflict, the railways and the overhead electrical systems were destroyed between the stations of Yasynuvata and Skotovata, Yasynuvata and Donetsk, Elenivka and Yuzhnodonbaskaya and Ocheretino and Novobakhmutovka. As a result of the most recent damage, supplies to and from Yenakiieve Steel, Donetsk Coke and Khartsyzk Pipe were suspended completely, and therefore production at these facilities was suspended.

The disruptions in rail transportation between the terminals at Avdiivka–Yasynuvata and Yasynuvata–Dolya suspended all rail shipments of Metinvest’s raw materials and steel products to Mariupol via its traditional routes. As an alternative, Metinvest started shipping by rail via Pologi–Kamysh-Zarya and by sea via the ports at Mariupol and Azovstal (shipping iron ore from the ports of Berdyansk and Odessa, and importing coking coal by transloading from larger to smaller ships at the port of Yuzhnyy). Total shipments of raw materials (including iron ore, coking coal and coke) to Ilyich Steel and Azovstal via these alternative routes during the period from August to December amounted to 4.1 million tonnes by rail through Pologi–Kamysh-Zarya, and 1.4 million tonnes via the Mariupol Azovstal port (compared to 8.8 million tonnes shipped via the traditional routes during the same period in 2013, i.e. a 38% reduction).

Deliveries of coal from Krasnodon Coal are currently limited to approximately 50 thousand tonnes per month (compared to approximately 330 thousand tonnes per month before the conflict) due to the destruction of the Debaltseve hub and the resulting necessity to ship via the alternative Krasnyy Liman hub using diesel-powered locomotives.

The key port for Metinvest’s steel product shipments remains the Mariupol port near Azovstal. Steel products are also shipped from Odessa and Mykolayiv and the Zaporizhia river port for Zaporizhstal products. The transloading capacity utilization rate of the Mariupol port is low as production of the Donbas regional steelmakers is relatively low.

The key ports for Metinvest’s iron ore exports are the ports of Yuzhnyy, TIS Yuzhnyy, and Ilyichevsk. Currently, the iron ore transloading capacity utilization rates of these ports is very high due to larger than usual volumes of Ukrainian iron ore products being redirected from the domestic market to export markets.

Lower production of steel, iron, coke and coal

At Krasnodon Coal’s mines, which produced approximately 37% of Metinvest’s total coking coal concentrate produced in 2014, production was scaled back as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of coal to Metinvest’s enterprises. In early October, the plant was able to recommence production and shipment of commodity products, but at a rate approximately one-third lower than normal.

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During the fourth quarter of 2014 the plant produced 111 thousand tonnes of concentrate, which is 125 thousand tonnes lower than the previous quarter. The main reasons for this decline in production were the inability to ship finished products due to the reduced capacity of the railway and the accumulation of stocks of raw coal in the warehouses. In the first two months of 2015 total production was 71 thousand tonnes, which was less than the target volume and significantly lower than in the previous quarters of 2014. Disruptions to rail transport services and damage to the railway infrastructure also contributed to the drop in output. As a result, the plant was operating at approximately 20% of its production capacity in the fourth quarter of 2014 and 27% in the first quarter of 2015.

The following table sets forth certain information on coking coal concentrate production at Krasnodon Coal.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Total production	667	508	236	111	1,522	2,788	(1,266)	42	29

Avdiivka Coke, which produced approximately 48% of Metinvest ’s total blast furnace (dry) coke produced in 2014, experienced minor property damage to its non-core assets and disruptions in its electricity supply in mid-August 2014 as a result of damage to transmission lines caused by artillery fire. As a result, production at these facilities had to be suspended for a number of weeks. In October 2014, Avdiivka Coke’s electricity supply was restored and production resumed at a slower than usual pace given the state of the coke batteries after hot conservation and the limited supply of coal and deliveries of coke products to the plant resulting from damage to railway infrastructure in the surrounding area. In January and February 2015, with the resumption of hostilities, the facilities (including plant and equipment, buildings and road and rail transport infrastructure) were again damaged by artillery fire. In addition, four high-voltage lines supplying the plant were damaged and supplies of raw materials and rolling stock were continually interrupted by fighting, which resulted in the postponement of the planned launch of coke shops Nos. 3 and 4. Avdiivka railway station stopped receiving supplies of coal and shipments of coke. As a result, total production of blast furnace coke was 106 thousand tonnes in January 2015 and 80 thousand tonnes in February 2015, while planned production for March 2015 is 93 thousand tonnes. The plant was reconnected to two high voltage lines in March 2015. The plant is currently operating at approximately 60% of its production capacity.

The following table sets forth certain information on blast furnace coke production at Avdiivka Coke.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Total production	809	851	328	331	2,319	3,312	(993)	106	80

At Yenakiieve Steel (being the collective operations of Yenakiieve I&SW, Metalen and Makiivka Steel), which produced approximately 22% of Metinvest’s total crude steel volume produced in 2014, a number of production shops have been damaged by inadvertent shell fire, and production was temporarily suspended as of mid-August 2014. In October 2014, after almost two months of inactivity, production resumed. In February 2015, the plant was repeatedly subjected to shelling which damaged the natural gas pipeline, production facility and an electrical substation. After the fighting intensified, parts of the Donetsk railway closed and iron ore supplies were interrupted, which led to the stoppage of several production units. As a result, production of crude steel amounted to 187 thousand tonnes in January 2015 and 27 thousand tonnes in February 2015. Steps are underway to restore production.

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The following table sets forth certain information on crude steel production at Yenakiieve Steel.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Total production	766	710	282	304	2,062	2,888	(826)	187	27

The supply of raw materials to Azovstal and Ilyich I&SW, which together represented approximately 78% of total crude steel production in 2014, was also disrupted at the end of July 2014 when railway lines were partially destroyed due to military action in the Donetsk region. Further, the area of conflict expanded in August-September 2014 towards the south-eastern part of the Donetsk region, up to approximately 20 kilometres east of the city of Mariupol, where Azovstal and Ilyich I&SW are located. Ilyich I&SW also suffered minor property damage to its sinter plant from artillery fire, although this has not had a material effect on production.

In late December 2014, the railway bridge which connected these plants with the Mariupol port was destroyed and in January 2015, the supply of industrial water to Ilyich I&SW was temporarily interrupted when the electricity supply to the pumping stations was damaged by shelling. Supplies of iron ore, coking coal and coal were constrained during the period from January to March 2015. As a result production of crude steel was reduced to 227 thousand tonnes in January 2015 and 268 thousand in February 2015 in the case of Azovstal and 208 thousand tonnes in January 2015 and 163 thousand in February 2015 in the case of Ilyich I&SW. These plants are currently operating at approximately 70-80% and 60-70% of their respective capacities.

The following table sets forth certain information on crude steel production at Azovstal and Ilyich Steel.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Azovstal	920	1,120	700	859	3,599	4,468	(869)	270	268
Ilyich I&SW	1,069	1,140	748	587	3,544	5,035	(1,491)	208	163
Total production

Operations at Khartsyzk Pipe, which produced 238 thousand tonnes of large diameter pipe in 2014, had to be temporarily suspended as of mid-August 2014 due to damage to the railway infrastructure used for deliveries of raw materials to and finished products from the plant. In early October 2014, the plant recommenced production and shipping of pipe after the damaged railway infrastructure was restored. In addition, the plant has suffered minor property damage, and repair works are currently being carried out. In January 2015, as a result of the closure of parts of the railway system and interruptions in the supply of rolling stock to transport finished products from the plant, production was reduced to 17 thousand tonnes. In February 2015 there was no production due to the lack of coating materials. Production is expected to resume at 17 thousand tonnes by the end of March 2015.

The following table sets forth certain information on large diameter pipe production at Khartsyzk Pipe.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Total production	25	95	41	77	238	255	(17)	17	0

4

The following table sets forth certain information about contributions of the above subsidiaries to Metinvest’s consolidated revenue and Adjusted EBITDA in 2014 and January 2015.

	Share in Consolidated revenue		Share in Consolidated Adjusted EBITDA
Subsidiary	2014	January 2015	2014	January 2015
Krasnodon Coal	0.2%	0.0%	(2.3)%	(12.4)%
Avdiivka Coke	0.8%	0.1%	(1.8)%	(1.3)%
Yenakiieve Steel	0.8%	0.5%	8.0%	20.4%
Khartsyzk Pipe	2.1%	2.0%	3.4%	17.4%
Azovstal	2.2%	3.0%	14.6%	34.9%
Ilyich Steel	2.2%	1.3%	15.3%	(17.7)%

The following table sets forth certain information on the total production of Metinvest in the periods indicated.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Crude steel	2,755	2,970	1,730	1,750	9,205	12,391	(3,186)	665	458
Iron ore concentrate	8,820	9,191	8,440	8,436	34,888	36,926	(2,038)	2,748	2,181
Coal concentrate	1,234	1,234	954	782	4,098	5,513	(1,415)	306	253
Coke	1,477	1,510	906	901	4,795	6,110	(1,315)	280	263

The following table sets forth certain information on consolidated output of merchant products of Metinvest to be sold to third parties (excluding intragroup sales) in the periods indicated.

	2014				Year ended 31 December		Increase/ (Decrease)	2015
	Q1	Q2	Q3	Q4	2014	2013	(year on year)	January	February
	(thousands of tonnes)
Pig iron	367	354	149	263	1,132	814	318	53	86
Semi-finished products	626	604	243	336	1,688	2,304	(616)	158	55
Slabs	303	415	192	210	999	1,516	(517)	73	47
Square billets	323	189	51	126	689	788	(99)	85	8
Finished products	1,986	2,124	1,387	1,269	6,767	9,021	(2,254)	443	361
Flat products	1,335	1,422	984	884	4,625	5,840	(1,215)	299	305
Long products	559	578	339	289	1,765	2,592	(827)	127	50
Railway products	56	13	6	6	81	274	(193)	0	6
Tubular products	36	111	58	90	296	315	(19)	17	0
Steel products	2,979	3,082	1,779	1,868	9,587	12,139	(2,552)	654	502
Iron ore concentrate	3,084	3,353	4,135	3,738	14,310	12,939	1,371	1,055	733
Pellets	2,238	1,936	1,746	2,040	7,961	8,582	(621)	702	675
Coal concentrate	337	337	271	269	1,196	1,893	(697)	147	189
Coke products	283	287	274	260	1,104	1,148	(44)	0	0

Lower revenue from sales of steel and iron ore due to reduction in production and demand

In 2014, Metinvest’s revenues from Ukraine decreased by U.S.$ 1,183 million year on year to U.S.$ 2,496 million and accounted for 24% of consolidated revenues. The reduction in total sales in the domestic market was primarily driven by a reduction in demand from the major steel consuming sectors. Steel production in Ukraine decreased by 17.1% year on year to 27.2 million tonnes in 2014, as the domestic steel market remained weak and demand for Ukrainian steel products declined in Russia. In addition, consumption of steel products (excluding pipes) in Ukraine decreased by 22.2% year on year to 5.6 million tonnes. This was principally attributable to a decline in construction activity, which decreased by 20.4% year on year as Ukrainian businesses reduced capital expenditures because of financial instability and the military conflict in the eastern regions of the country. Another contributing factor was a crisis in the machine building industry, which decreased by 20.6% year on year primarily due to reduction of export orders in the CIS market. Specifically, production of rail cars in Ukraine decreased by 76.2% year on year to 6.0 thousand units. The pipe and hardware industries reduced production by 19.7% year on year and 19.0% year on year, respectively.

5

The following table sets forth certain information on consolidated revenue of Metinvest by market.

Revenue by	2014		2013		Change (year on year)
market	U.S.$ million	%	U.S.$ million	%	U.S.$ million	%
Ukraine	2,496	24%	3,679	29%	(1,183)	(320)%
Europe	2,950	28%	3,085	24%	(134)	(40)%
MENA	1,872	18%	2,166	17%	(293)	(140)%
CIS	1,073	10%	1,472	11%	(399)	(270)%
Southeast Asia	1,666	16%	1,956	15%	(290)	(150)%
North America	405	4%	331	3%	75	23%
Other regions	101	1%	120	1%	(18)	(150)%
Total	10,565	100%	12,807	100%	(2,242)	(180)%

In 2014, Metallurgical division revenues decreased by U.S.$ 1,562 million year on year to U.S.$ 8,165 million, which was primarily attributable to reductions in sales of long products (U.S.$ 766 million), flat products (U.S.$ 632 million), slabs and billets (U.S.$ 292 million) and coke and chemical products (U.S.$ 131 million). This was partially offset by a U.S.$ 138 million increase in sales of pig iron, primarily driven by higher production volumes, and a U.S.$ 156 million increase in sales of tubular products, driven by an increase in tolling agreements.

The following table sets forth certain information on consolidated revenue of Metinvest’s Metallurgical division by product.

	2014		2013		Change, year on year		Percentage change, year on year
Revenue by product	U.S.$	thousands	U.S.$	thousands	U.S.$	thousands	U.S.$	Due to	Due to
	million	of tonnes	million	of tonnes	million	of tonnes	million	price	volume
Semi-finished products	1,324	2,826	1,478	3,064	(154)	(237)	(10)%	(3)%	(8)%
Pig iron	490	1,226	352	874	138	352	39%	(1)%	40%
Slabs	483	916	717	1,417	(234)	(500)	(33)%	3%	(35)%
Square billets	351	684	408	773	(58)	-89	(14)%	(3)%	(12)%
Finished products	6,004	9,788	7,245	11,471	(1,242)	(1,683)	(17)%	(2)%	(15)%
Flat products	4,550	7,583	5,182	8,543	(632)	(960)	(12)%	(1)%	(11)%
Flat products -	1,557	2,794	1,467	2,567	90	227	6%	(3)%	9%
Zaporizhstal
Long products	1,216	1,965	1,982	2,846	(766)	(881)	(39)%	(8)%	(31)%
Tubular products	237	240	81	82	156	158	191%	(2)%	193%
Coke and chemical products	463	2,151	594	2,281	(131)	(131)	(22)%	(16)%	(6)%
Coke products	290	1,664	334	1,678	(44)	(14)	(13)%	(12)%	(1)%
Chemical products	172	486	259	604	(87)	(117)	(34)%	(14)%	(19)%
Other products and services	376	N/A	410	N/A	(35)	N/A	(8)%	N/A	N/A
Total Met Division Sales	8,165	14,764	9,727	16,816	(1,562)	(2,051)	(16)%	N/A	N/A

In 2014, Mining divisional revenues decreased by U.S.$ 680 million year on year to U.S.$ 2,400 million. Revenues from iron ore products decreased by U.S.$ 494 million and revenues from coking coal concentrate decreased by U.S.$ 103 million year on year.

The following table sets forth certain information on consolidated revenue of Metinvest’s Mining division by product.

	2014		2013		Change, year on year		Percentage change, year on year
Revenue by market	U.S.$	thousands	U.S.$	thousands	U.S.$	thousands	U.S.$	thousands	U.S.$
	million	of tonnes	million	of tonnes	million	of tonnes	million	of tonnes	million
Iron ore products	2,128	21,961	2,621	21,931	(494)	30	(19)%	(19)%	0%
Merchant iron ore concentrate	1,156	13,571	1,518	13,937	(362)	(366)	(24)%	(21)%	(3)%
Pellets	972	8,390	1,104	7,993	(132	396	(12)%	(17)%	5%
Coal products	172	1,786	275	2,158	(103)	(372)	(38)%	(20)%	(17)%
Coking coal concentrate	172	1,786	275	2,158	(103)	(372)	(38)%	(20)%	(17)%
Other products and
services	101	N/A	184	162	(83)	N/A	(45)%	N/A	N/A
Total Mining Division
Sales	2,400	23,746	3,080	24,250	(680)	(504)	(22)%	N/A	N/A

6

Downward pressure on prices for steel products; impact of volatility and overall decrease in price of coal and iron ore

Steel

According to the World Steel Association, crude steel production in the world increased by 1.0% to 1,665 million tonnes in 2014 compared with 2013. South Korea and India were the main drivers of this growth, having increased crude steel production by 5.5 million tonnes and 5.2 million tonnes respectively. Chinese crude steel production rose by only 0.7 million tonnes in 2014 according to preliminary data. Weak growth in China was associated with stagnation in the domestic steel market as a result of a crisis in the national real estate sector. At the same time, Chinese steel exports showed rapid growth (50.4% to 93.8 million tonnes) in 2014, putting pressure on steel prices in external markets.

The Ukrainian steel industry traditionally receives around 80% of its revenues from exports. The military conflict in eastern Ukraine, unstable production at a number of steel plants, difficulties in logistics, trade restrictions and increased competition in the global steel market caused a decrease in steel exports (excluding pipes) from Ukraine by 12.5% to 20.3 million tonnes in 2014. Ukrainian steel exports decreased most significantly with respect to CIS markets (a decrease of 1.5 million tonnes compared with 2013) and Asian markets (a decrease of 0.8 million tonnes compared with 2013). Deliveries of Ukrainian steel products (excluding pipes) in the domestic market decreased by 18.7% to 4.2 million tonnes due to the crisis in the major consuming sectors, primarily in construction and mechanical machinery.

Although the devaluation of the national currency strengthened the position of Ukrainian steel producers (whose operating costs are to a large extent in Hryvnia) in the export market, the devaluation increased the cost of servicing debt nominated in foreign currency and reduced overall levels of domestic steel consumption.

In 2014, steel prices trended downwards due to a significant fall in prices of basic raw materials (such as iron ore, coking coal and steel scrap) and market expansion of cheap steel products from China. For example, the annual average export price of billets from CIS decreased by 5.0% year-on-year to U.S.$ 486 per tonne (on an FOB Black Sea basis), the price of rebars from CIS decreased by 8.5% year-on-year to U.S.$ 528 per tonne (on an FOB Black Sea basis) and the price of hot-rolled coils from CIS decreased by 2.2% year-on-year to U.S.$ 526 per tonne (on an FOB Black Sea basis). At the same time, the price of slabs from the CIS grew by 1.9% year-on-year to U.S.$ 488 per tonne (on an FOB Black Sea basis).

In the months of January and February 2015, the fall in prices of key steel products continued due to the seasonal decline in demand for steel products, a further drop in basic raw material prices and the reduction of steel producer costs denominated in Hryvnia as a result of the devaluation of this currency. Specifically, in February 2015, the average export price of billets from the CIS fell by 3.8% compared to December 2014 to U.S.$ 385 per tonne (on an FOB Black Sea basis), and the export price of hot-rolled coils from CIS decreased by 10.8% to U.S.$ 415 per tonne (on an FOB Black Sea basis).

Iron ore

The global iron ore industry is characterised by a high degree of consolidation, with the “Big Four” producers (BHP Billiton, Vale, Rio Tinto and Fortescue) accounting for approximately 72.3% of the global seaborne iron ore trade in 2014. The major iron ore producing countries are Australia, Brazil and China. In 2014, Australia and Brazil together accounted for approximately 78.9% of global seaborne iron ore supply, exporting high quality pellets, lumps and fines (mainly 60-65% Fe); the majority of Chinese production is lower quality iron ore (18-20% Fe), which requires further processing into concentrate, pellets and/or HBI/DRI and caters predominantly to the domestic steel mills. In 2014, Brazil’s export of iron ore rose by 4.9% year-on-year to 345.1 million tonnes. Australian exports for the same year increased by 21% year-on-year to 749.2 million tonnes. China remains a net importer of iron ore; total imports in 2014 increased by 13.7% year-on-year to 932.5 million tonnes, which constituted approximately 81.6% of total domestic consumption, further increasing China’s dependence on stable supply of seaborne iron ore imports.

7

The trend in prices has been generally downwards since the start of 2014. Benchmark (Platts 62% Fe CFR China) prices decreased from U.S.$ 135.4 per dry tonne in December 2013 to U.S.$ 69.1 per dry tonne in December 2014 as a result of increasing Australian supplies in the market and sluggish demand from the construction sector in China.

Inability to obtain funding from the international capital and loan markets to refinance existing debt on maturity

Political instability in Ukraine and escalating geopolitical tensions have had an adverse effect on the Ukrainian financial markets, and there have been reports of increased capital outflows from Ukraine. The ability of Ukrainian businesses, including Metinvest, to obtain funding from the international or domestic capital and loan markets has also been hampered as a result of decreased demand from the international investor base and limited liquidity in the local market. As a result, Metinvest does not expect to be able to obtain new mid- to long-term financing on commercially acceptable terms in the short term and this is expected to result in additional pressure on its liquidity. Metinvest believes it must prudently maintain an appropriate amount of cash (which it has set at approximately U.S.$ 300 million) to address any potential further operational and financial issues and finance its working capital needs.

As at 31 December 2014 Metinvest had cash and cash equivalents of U.S.$ 114 million, which Metinvest considers to be an inadequate level of cash in the ordinary course of its business and significantly below the level it would seek to maintain under normal circumstances. Metinvest aims to maintain U.S.$ 300 million in cash and cash equivalents in the ordinary course of business, in addition to maintaining the ability to raise trade finance of up to U.S.$ 500-600 million (including onshore Ukraine-based risk financing) as and when needed. The main reason for the unusually low level of liquidity as at 31 December 2014 was Metinvest’s inability, in common with other as Ukrainian groups, to obtain funding from the domestic and international capital and loan markets. As a result, the gap between the aggregate amount of Metinvest’s available cash proceeds from loans and borrowings and its obligations to repay loans and other borrowings for the next twelve months amounted to U.S.$ 1,079 million as at 31 December 2014. The only new financing Metinvest obtained in 2014 was a loan from its shareholders amounting to U.S.$ 446 million to support its working capital in the second quarter of 2014. The unsecured loan bears interest at the rate of 9.5% per annum and is due to be repaid in November 2017.

The following table presents the liquidity position for 2011, 2012, 2013 and 2014 for Metinvest.

	2011	2012	2013	2014
EBITDA	3,655	1,996	2,361	2,702
Total Debt	3,981	4,278	4,308	3,232
Net cash from operating activities	1,944	1,147	1,465	1,489
Purchase of property, plant and equipment	-1,071	-699	-763	-549
Free Cash Flow	873	448	702	940
Proceeds from loans and borrowings	2,140	721	579	446
Repayment of loans and borrowings	-1,351	-449	-559	-1,525
Repayment of loans and bonds	-1,419	-410	-542	-951
Repayment of seller notes	-89	-90	-90	-90
Net trade financing proceeds/(repayments)	157	51	73	-484
Headroom/(gap) between Proceeds and Repayments	789	272	20	-1,079
Free Cash Flow after repayment of debt	1,662	720	722	-139
Dividends paid	-937	-575	-544	-388
Free Cash Flow after repayment of debt and dividends	725	145	178	-527
Cash and cash equivalents	792	531	783	114

Source: Metinvest consolidated financial statements

8

As at 28 February 2015, Metinvest had unrestricted cash and cash equivalents of U.S.$ 150 million (plus restricted cash of U.S.$ 51 million) which Metinvest further considers to be an inadequate in view of the liquidity risks, in particular stemming from withdrawals of trade finance facilities as described below.

As at 31 December 2014, total debt (loans, bonds, trade finance and seller notes) had decreased by 25% year on year to U.S.$ 3,232 million. As of 28 February 2015, total debt had further decreased by 5% during the months of January and February 2015 to U.S.$ 3,083.

In 2014, Metinvest continued to make scheduled repayments of its debt obligations and has continued to finance its high priority capital expenditure projects to maintain operations at its facilities. In 2014 Metinvest repaid a net amount of U.S.$ 484 million of trade finance borrowings in addition to repayments of loans and bonds in an aggregate principal amount of U.S.$ 951 million and repayments of seller notes amounting to U.S.$ 90 million.

Capital Expenditures

Metinvest put a number of projects on hold in the second half of 2014, including construction of the new PCI facilities at Yenakiieve Steel and Azovstal. Construction work at Yenakiieve Steel was more than 50% complete at the end of 2014, while work at Azovstal was stopped in January 2015 at the basic engineering stage. In January 2015, Metinvest also suspended a project to rebuild a replacement turbine air blower at Azovstal. Although Metinvest put the above projects on hold and reduced its capital expenditure due to the low utilisation of its existing production capacity and constraints in the supply of raw materials to the coke and steel plants in the Donetsk and Luhansk regions due to the ongoing conflict, Metinvest has prioritised certain fast-payback projects scheduled for 2014 and 2015, and continues to invest in cost reduction and energy saving projects. Total cash capital expenditure in 2014 was U.S.$ 549 million.

Capital Resources

Other than the 2015 Notes that are the subject of the Consent solicitation, Metinvest has bank borrowings, non-bank borrowings, trade finance and seller notes contractual obligations maturing within next twelve months of 31 December 2014 amounting, in aggregate, to U.S.$ 1,248 million.

The following table presents a maturity schedule as of 31 December 2014 for each type of borrowing for the year from 2015 to 2020, inclusive.

	Outstanding	Outstanding	Repayment schedule
	debt as at 31	debt as at 28
	December	February
	2014	2015	2015	2016	2017	2018	2019	2020
	(U.S.$million)
Bank loans	1,203	1,121	719	312	90	75	4	3
Non-bank loans	370	370	0	0	370	0	0	0
Bonds	1,153	1,153	113	145	145	750	0	0
Trade finance	416	349	416	0	0	0	0	0
Seller notes	90	90	0	90	0	0	0	0
Total	3,232	3,083	1,248	547	605	825	4	3

Bank loans

Metinvest had four outstanding syndicated pre-export finance (“PXF”) facilities for initial amounts of U.S.$ 1,000 million, U.S.$ 560 million, U.S.$ 325 million and U.S.$ 300 million and one ECA facility for an initial amount of €25 million, under which the aggregate outstanding principal amount owing by Metinvest was U.S.$ 1,203 million as of 31 December 2014 and U.S.$ 1,121 million as of 31 March 2015.

Since August 2014, Metinvest has been in discussions with the PXF lenders to secure a refinancing facility for the PXF facilities. Initially, Metinvest had sought a refinancing facility of between U.S.$ 300 and U.S.$ 500 million to be used solely to refinance between 90% and 80% of the monthly repayments under the PXF facilities (of approximately U.S.$ 65 million per month) falling due during the 12 month period commencing in October/November 2014. In December 2014, prompted by a further deterioration in Metinvest’s cash position as prices of iron ore and steel continued to fall, Metinvest requested the PXF lenders to increase the size of the new refinancing facility up to U.S.$ 650 million and to close the new facility in January 2015. However, only some of the lenders provided their final approvals for the proposed refinancing which was not sufficient to allow the transaction to proceed immediately.

9

When it became apparent to Metinvest that the negotiations of the refinancing would not be concluded by the beginning of February 2015, Metinvest approached the lenders to request a deferral until 10 March 2015 of 75% of the instalments of principal falling due under the PXF facilities in February 2015. On 19 February 2015, Metinvest received approvals from 100% of the PXF lenders.

With the prospect of a further instalment of principal falling due under the PXF facilities on 10 March 2015, the Issuer submitted a further request for a deferral until 10 May 2015 of the defaulted sum owing in respect of the instalment due on 10 February 2015 and 75% of the further repayment instalments due on 10 March and 10 April 2015. The request also sought a waiver of certain enforcement rights (but not including the lenders’ right to accelerate the repayment of their loans) as a result of the Issuer’s non-payment of instalments of principal and certain other technical defaults under the terms of the PXF facilities. As at the date of this Consent Solicitation Memorandum, this waiver request has been approved by the vast majority, but not by the requisite 100% of the PXF lenders. As a consequence, a payment default under the PXF facilities in the total amount of approximately U.S.$ 113 million has occurred and is continuing. Accordingly, the PXF lenders have submitted to Metinvest reservation of rights letters.

In view of its deteriorating liquidity prospects, Metinvest does not intend to pursue the waiver request, but to target a broader solution for rescheduling the maturities of the PXF facilities and the outstanding Eurobonds.

The PXF lenders, anticipating the need to discuss a broader rescheduling of maturities, have started to form a coordinating committee (“CoCom”) comprising the core PXF lender banks. The formation of the CoCom has not yet been finalised. In order to ensure that focused rescheduling discussions can be conducted effectively, Metinvest and the CoCom intend to negotiate and conclude a standstill and waiver agreement.

Non-bank borrowings and loans

Metinvest had outstanding non-bank borrowings (a non-bank loan) from related parties of U.S.$ 369 million as of 31 December 2014 and 31 March 2015. The original amount of the facility was U.S.$ 444 million consisting primarily of amounts outstanding under a U.S.$ 333 million loan granted by a party related to the SCM Group under an agreement dated 3 April 2014 and a U.S.$ 111 million loan granted by a party related to the SMART Group under an agreement dated 3 April 2014, each of which bears interest at 9.5% per annum and is due to mature on 30 April 2017. The non-bank loan was provided to Metinvest for short-term liquidity purposes in April-May 2014. U.S.$ 75 million of the outstanding principal amount was repaid in July 2014.

Eurobonds

Metinvest has three outstanding series of Eurobonds in an aggregate outstanding principal amount of U.S.$ 1,153 million as of 31 December 2014 and 31 March 2015.

10.25% Guaranteed Notes due 2015. On 20 May 2010, Metinvest issued guaranteed notes (“2015 Notes”) in an aggregate principal amount of U.S.$ 500 million. The 2015 Notes, of which an aggregate principal amount of U.S.$ 113,651,000 remain outstanding, bear interest at a rate of 10.25% per annum payable semi-annually in arrear in equal instalments and mature on 20 May 2015. The 2015 Notes have the benefit of a suretyship issued on a joint and several basis by Avdiivka Coke, Ingulets GOK, Khartsyzsk Pipe, Northern GOK, Central GOK, Azovstal, Yenakiieve Steel and Metalen.

10

8.75% Guaranteed Notes due 2018. On 14 February 2011, Metinvest issued guaranteed notes (“2018 Notes”) under its U.S.$ 1,000,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of U.S.$ 750 million. The 2018 Notes bear interest at a rate of 8.75% per annum payable semi-annually in arrear in equal instalments and mature on 14 February 2018. The 2018 Notes have the benefit of a suretyship issued on a joint and several basis by Avdiivka Coke, Ingulets GOK, Khartsyzsk Pipe, Northern GOK and Central GOK, Azovstal, Yenakiieve Steel and Metalen.

10.50% Guaranteed Notes due 2017. On 28 November 2014, Metinvest issued guaranteed notes (“2017 Notes”) under its U.S.$ 1,500,000,000 Guaranteed Medium Term Note Programme in an aggregate amount of U.S.$ 289.7 million as a result of an exchange offer in which Metinvest exchanged U.S.$ 386,349,000 in aggregate nominal amount of 2015 Notes for a combination of an amount U.S.$ 289.7 million of new 2017 Notes and cash consideration of U.S.$ 97 million. The 2017 Notes are due and payable in four equal instalments falling due on 28 May 2016, 28 November 2016, 28 May 2018 and 28 November 2017. The 2017 Notes have the benefit of a suretyship issued on a joint and several basis by Avdiivka Coke, Ingulets GOK, Khartsyzsk Pipe, Northern GOK, Central GOK, Azovstal, Yenakiieve Steel and Metalen.

Trade finance

Metinvest uses trade finance facilities to finance purchases of inventory and receivables. Those facilities are short term, uncommitted and can be cancelled by the banks at very short notice, and do not permit redrawing any amounts. Metinvest uses trade lines with average interest rates of 3.00% per annum, and the maturity of its trade lines generally have terms of less than one year. The majority of these trade lines are drawn by Metinvest International S.A., the main trading company of Metinvest’s group. Metinvest’s trade lines are typically secured by pledges of inventories and/or the assignment of export proceeds.

As of 31 December 2014, Metinvest had U.S.$ 416 million outstanding under its trade finance facilities, a decrease of U.S.$ 495 million from U.S.$ 911 million as of 31 December 2013. The decrease in the amount of trade finance available was mainly attributable to the fact that a number of banks have withdrawn their exposure limits on pre-production financing, Ukrainian territory risk financing and goods in port financing facilities, among other things. As a result, Metinvest was unable to maintain normal levels of utilisation of its trade finance lines and had to make repayments amounting in aggregate to U.S.$ 276 million between March and July 2014.

As of 28 February 2015, Metinvest had U.S.$ 349 million outstanding under its trade finance facilities (including U.S.$ 262 million drawn by Metinvest International S.A.), representing a decrease of U.S.$67 million from U.S.$ 416 million as of 31 December 2014, due to a decrease in limits or additional drawing restrictions imposed by the trade finance banks. Additional withdrawals of trade finance facilities cannot be excluded, which represents a significant risk to Metinvest’s liquidity situation.

Seller Notes

In April 2009, Metinvest acquired 100.0% of the share capital of United Coal, a producer of coking and steam coal located in the United States for an aggregate consideration of U.S.$ 899.0 million, of which U.S.$ 443.0 million was paid in cash. A further U.S.$ 599.0 million is payable pursuant to Seller Notes in semi-annual instalments through 31 December 2015, the maturity date of the Seller Notes. The Seller Notes are secured by a pledge over the shares of United Coal.

On 10 January 2015, United Coal entered into an extension agreement with the Sellers and extended the maturity of the Notes until the end of 2016. Under the new terms and conditions, the Notes are due to be repaid during 2016 in equal monthly instalments. No payments will be made during 2015 except for interest payments. The interest rate has been re-set at 7% fixed per annum payable on a monthly basis. Metinvest had U.S.$ 90 million outstanding Notes of as of 31 December 2014 and 31 March 2015.

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Purpose of the Consent Solicitation

Based on its existing liquidity position, its current cash flow projections and the significant liquidity risk related to withdrawals of its trade finance facilities, Metinvest only has sufficient headroom to carry out operating activities and pay interest and coupons under its bank facilities and bonds, but not to pay amounts of principal falling due under the PXF Facilities or repay the principal amount falling due under the 2015 Notes on 20 May 2015.

Accordingly, in order to allow sufficient time to agree a broader rescheduling solution for its PXF Facilities and its outstanding Eurobonds, Metinvest is seeking consent to defer the maturity of its remaining 2015 Notes until 31 January 2016, and a waiver of certain ongoing and potential events of default, as outlined in this Memorandum.

If the Extraordinary Resolution is not passed, the principal amount outstanding under the 2015 Notes will become immediately due and payable on 20 May 2015. As a result, the negotiation of a standstill and waiver agreement with the PXF lenders may be suspended and Metinvest may potentially face further adverse consequences under its bank facilities or other outstanding bonds if the creditors of those instruments decide to exercise any rights to declare further events of default under those instruments and/or declare the loans or bonds prematurely due and payable.

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Part B - Expected Timetable of Events with no Adjourned Meetings

This timetable assumes that (i) the Meeting is quorate on the date on which it is first convened and, accordingly, no adjourned Meetings are required and (ii) new meetings are not convened in respect of the Notes. The Consent Amount and the Expiration Date, among other things, can be amended under the terms of the Solicitation. Accordingly, the actual timetable may differ significantly from the expected timetable set out below. The times stated below refer to the relevant time in London on the relevant date.

Date	Action
8 April 2015	Copies of the documents listed in Part E (Copies of Documents) of Section 1 to be available for inspection by Noteholders at the registered office of the Issuer and the specified offices of the Principal Paying Agent and the Tabulation Agent as specified in Annex D (Principal Paying Agent and Tabulation Agent).
Notice of Meeting given to Noteholders via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange.
21 April 2015	Record Date in respect of Notes held through DTC.
21 April 2015 (the date falling five Business Days prior to the Expiration Date)	Latest date the Issuer may exercise its right to amend the offer to pay the Consent Amount.
2 p.m. (London time), 29 April 2015 (by at least 48 hours prior to Meeting (London time))	Beneficial Owners of Notes held through Euroclear and/or Clearstream, Luxembourg (other than the Registered Holder) and Beneficial Owners of Notes held through DTC who are not DTC Participants must arrange for their accountholder in Euroclear and/or Clearstream, Luxembourg or DTC Participant to either request a Form of Proxy or a Form of Sub-Proxy or deliver their Voting Instruction by not later than 2 p.m. (London time) on 29 April 2015 (by at least 48 hours prior to the time fixed for the Meeting).
2 p.m. (London time), 30 April 2015 (by at least 24 hours prior to Meeting (London time))

Latest time for the Registered Holder to deliver a Form of Proxy or for DTC Participants to deliver a Form of Sub-Proxy Instruction (as applicable) in respect of the Extraordinary Resolution.

See Annex B (Form of Notice and Extraordinary Resolution) for details of how to vote at the Meeting.

2 p.m. (London time), 1 May 2015	THE MEETING HELD at the offices of Baker & McKenzie LLP, 100 New Bridge Street, London, EC4V 6JA.
As soon as reasonably practicable after the Meeting	Execution of the Supplemental Trust Deed, if applicable.
8 May 2015	Settlement Date.
Payment of the Consent Amount, if applicable.
15 May 2015 (14 days after the result of the Meeting is expected to be known)	Latest date for the announcement of the results of the Meeting via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange.

Noteholders are advised to check with any broker, dealer, bank, custodian, trust company or other trustee through which they hold Notes whether such broker, dealer, bank, custodian, trust company or other trustee would require receiving any notice or instructions prior to the deadlines set out above.

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Part C - The Extraordinary Resolution

1.	A Meeting of Noteholders is being convened at which Noteholders will be asked to consider and, if thought fit, pass an Extraordinary Resolution in the form set out in the Notice at Annex B (Form of Notice and Extraordinary Resolution). A description of the procedure for the Meeting is set out in Section 4 (Procedures in Relation to the Meeting).
2.	Noteholders should read carefully the form of Extraordinary Resolution to be considered at the Meeting. Further information about the procedure for voting and the quorum requirements is set out in the Notice.
3.	Amendments to the Trust Deed

If the Extraordinary Resolution in relation to the Notes is passed and the Waiver and Amendment Condition is satisfied, the following amendments will be made to the Trust Deed:

(i)	the addition of the following sentence at the end of Condition 4 (Interest) set out in Schedule 1 (Terms and Conditions of the Notes):

“The Interest Period beginning on (and including) 20 November 2015 and ending on (but excluding) the Repayment Date shall be a short Interest Period.”

(ii)	the deletion of Condition 5.1 (Redemption at Maturity) set out in Schedule 1 (Terms and Conditions of the Notes) and its replacement with the following:

“5.1         Redemption by Amortisation and Final Redemption at Maturity

(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount in two instalments (i) on 20 May 2015 and (ii) on the Repayment Date (each, an “Amortisation Date”) at the related amortisation amount specified in the table below (each, an “Amortisation Amount”). The outstanding principal amount of the Notes shall be reduced by the Amortisation Amount for all purposes with effect from the relevant Amortisation Date, unless the payment of the relevant Amortisation Amount is improperly withheld or refused. In such a case, the relevant principal amount will remain outstanding until whichever is the earlier of (a) the day on which all sums due in respect of such Notes up to that day are received by or on behalf of the relevant Noteholders and (b) the Business Day after the Issuer has given notice to the Noteholders of receipt by the Principal Paying Agent of all sums due in respect of all Notes up to that Business Day (except to the extent that there is any subsequent default in payment in accordance with these Conditions).
Amortisation Date	Amortisation Amount to be redeemed in respect of each U.S.$ 1,000 initial amount of each Note	Outstanding principal amount of each initial U.S.$ 1,000 Note after partial redemption
20 May 2015	U.S.$ 100	U.S.$ 900
31 January 2016	U.S.$ 900	U.S.$ 0
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In these Conditions, references to “principal” shall, unless the context requires otherwise, be deemed to include any Amortisation Amount and references to the “due date” for payment shall, unless the context requires otherwise, be deemed to include any Amortisation Date.
(b)	Other than as specified below, the Notes are not optionally redeemable prior to the Repayment Date.”;
(iii)	the amendment of Condition 3.3 (Limitation on Restricted Payments) by the insertion of the following new paragraph (c) at the end of that Condition:

“Notwithstanding the foregoing provisions of this Condition 3.3, the Issuer will not, and will not permit any Subsidiary, to make any Restricted Payment during the period from 20 May 2015 until 31 January 2016.”;

(iv)	the amendment of Condition 19 (Definitions) by the deletion of the defined term “Repayment Date” and its replacement with the following:

“Repayment Date” means 31 January 2016 or, if such day is not a Business Day, the next succeeding Business Day”; and

(v)	the deletion of all references to “U.S.$ 500,000,000 10.25 per cent. Guaranteed Notes due 2015” and replacement with “U.S.$ 113,651,000 10.25 per cent. Guaranteed Notes due 2016” and the deletion of all references to “20 May 2015” and replacement with “31 January 2016”;

Waiver

The Issuer is also seeking the approval of the Noteholders, by way of Extraordinary Resolution, of the waiver, for a period commencing on the date on which the Extraordinary Resolution is duly passed and ending on 31 January 2016 (inclusive), of any Potential Event of Default and any Event of Default arising as a result of:

(i)	the failure by the Issuer and any of the Guarantors and any of their respective Subsidiaries to pay when due any Indebtedness in respect of the loan repayment instalments falling due under the PXF Facilities (as defined below) in the period from 1 January 2015 until 31 January 2016, inclusive (a “PXF Payment Default”); or

(ii)	the failure by the Issuer and any of the Guarantors and any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, provided that the above waiver shall not prevent an Event of Default occurring under Condition 8(c)(i) of the Notes if, by reason of any PXF Payment Default, any lenders under the PXF Facilities (or any agent or trustee on their behalf) exercise their right under the PXF Facilities to declare prematurely due and payable the loans made by them under the relevant PXF Facilities; and

provided further that in the event that, during the period from 20 May 2015 to 31 January 2016, the Issuer repays any principal amount outstanding under the PXF Facilities (other than any refinancing or rollover of any principal amount due thereunder), such that the aggregate amount of principal due to the PXF Lenders is reduced (a “PXF Repayment Event”), the above waiver shall automatically cease to have effect. The Issuer shall notify the Trustee in writing, and the Noteholders in accordance with the Trust Deed, promptly upon the occurrence of a PXF Repayment Event.

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The term “PXF Facilities” shall mean:

(a)	a loan facility of up to U.S.$ 1 billion made available pursuant to a loan agreement originally dated 4 August 2011 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;

(b)	a loan facility of up to U.S.$ 325 million made available pursuant to a loan agreement originally dated 25 May 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch;

(c)	a loan facility of up to U.S.$ 560 million made available pursuant to a loan agreement originally dated 25 November 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch; and

(d)	a facility of up to U.S.$ 300 million made available pursuant to a loan agreement originally dated 13 November 2013 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others.

The term “PXF Lenders” shall mean the banks participating in the PXF Facilities.

The Issuer is also seeking the approval of the Noteholders, by way of Extraordinary Resolution, of the waiver, for a period commencing on the date on which the Extraordinary Resolution is duly passed and ending on 31 January 2016 (inclusive), of any Potential Event of Default and any Event of Default arising under Condition 8(g)(i)(D) of the Notes as a result of any meeting of bondholders, lenders and other creditors of the Issuer, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims.
4.	Consent Amount

If the Extraordinary Resolution is passed and the Waiver and Amendment Condition is satisfied, the Issuer will pay in cash on the Settlement Date the Consent Amount to those Noteholders who have submitted a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable), with respect to all of the Notes they hold, in favour of the Extraordinary Resolution by no later than 2 p.m. (London time) on the Expiration Date and who have not subsequently validly revoked their Voting Instruction or Form of Sub-Proxy Instruction (as applicable) or otherwise made arrangements to abstain from voting in respect of the Extraordinary Resolution.

The Consent Amount is U.S.$ 5 per U.S.$ 1,000 principal amount of the Notes payable to all Noteholders that validly deliver (and do not withdraw) Voting Instructions or Forms of Sub-Proxy Instructions (as applicable) in favour of the Extraordinary Resolution by no later than 2 p.m. (London time) on the Expiration Date, and comprises (a) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the extension of maturity of the Notes and (b) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the Waiver.

In order to receive the Consent Amount (as applicable), a holder of Notes through DTC must deliver to the Tabulation Agent in the manner described more fully in this Memorandum a duly completed Form of Sub-Proxy Instruction setting out details of the bank account to which such payment may be made.

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5.	Disclaimer

In accordance with normal practice, none of the Trustee, the Principal Paying Agent or the Tabulation Agent expresses any opinion as to the merits of the Amendments, the Waiver or the Extraordinary Resolution. None of the Trustee, the Principal Paying Agent or the Tabulation Agent has been involved in formulating the Amendments, the Waiver or the Extraordinary Resolution or makes any representation that all relevant information has been disclosed to Noteholders in or pursuant to this Memorandum and/or the Notice of the Meeting or that any disclosed information is accurate and not misleading. Accordingly, any Noteholder who is in doubt as to the impact of the implementation of the Amendments, the Waiver and/or the Extraordinary Resolution should seek their own independent legal, financial and tax advice on the merits and on the consequences of voting in favour of or against or taking no action in respect of the Extraordinary Resolution, including any tax consequences.

6.	Amendment by the Issuer

Subject to applicable law, the Issuer may at any time on or prior to the date [five] Business Days prior to the Expiration Date, acting in its sole discretion, amend any term of the offer to pay the Consent Amount by giving notice to the Noteholders via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange. Any such amendment may be effected before or after submission of a Voting Instruction or Form of Sub-Proxy Instruction (as the case may be) or a request for a Form of Proxy by any Noteholder and (subject to the remainder of this paragraph 6) shall be binding on all Noteholders who submit Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be) or request a Form of Proxy or Form of Sub-Proxy (as applicable), regardless of whether the Noteholder submitted its Voting Instruction or Form of Sub-Proxy Instruction (as the case may be) or requested a Form of Proxy or Form of Sub-Proxy (as applicable) before or after the time of announcement of such amendment.

If the Issuer, acting reasonably and in good faith, considers any amendment to be less favourable to Noteholders, the Issuer will specify in the notice given pursuant to the preceding paragraph of any such amendment a time period of not less than five Business Days from the date of such notice during which Noteholders will have the right to withdraw their Voting Instructions or Form of Sub-Proxy Instruction (as the case may be) or their request for a Form of Proxy or Form of Sub-Proxy (as applicable).

Subject to the relevant Noteholders’ exercising their withdrawal rights referred to in the preceding paragraph, by submitting Voting Instructions or Form of Sub-Proxy Instruction (as the case may be) in favour of the Extraordinary Resolution, the relevant Noteholders will be deemed to have accepted the terms of any amendment to the offer to pay the Consent Amount notified in accordance with this paragraph 6, whether or not it is less favourable to Noteholders.

7.	Termination or Withdrawal by the Issuer

The Issuer may at any time on or prior to the date five Business Days prior to the Expiration Date, acting in its sole discretion, terminate or withdraw the offer to pay the Consent Amount by giving notice to the Noteholders via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange. Any such termination or withdrawal may be effected before or after the submission of a Voting Instruction or Form of Sub-Proxy Instruction (as the case may be) in favour of the Extraordinary Resolution by any Noteholder and shall be binding on all Noteholders who submit Voting Instructions or Form of Sub-Proxy Instructions (as applicable) in favour of the Extraordinary Resolution, regardless of whether a Noteholder submitted its Voting Instructions or Form of Sub-Proxy Instructions (as the case may be) before or after the time of announcement of such termination or withdrawal.

The Issuer will specify in the notice given pursuant to the preceding paragraph of any such termination or withdrawal a time period of not less than five Business Days from the date of such notice during which Noteholders will have the right to withdraw their Voting Instructions or Forms of Sub-Proxy Instructions (as applicable).

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8.	Voting Procedure

A Voting Instruction may be delivered by or through accountholders only in accordance with the customary procedures of the relevant Clearing System. Noteholders who are not accountholders must arrange through their broker, dealer, bank, custodian, trust company or other trustee to contact the relevant accountholder in the relevant Clearing System through which they hold Notes in order to deliver their valid Voting Instructions.

A Beneficial Owner of Notes held through a DTC Participant who intends to submit a vote in respect of the Extraordinary Resolution must instruct such DTC Participant to complete and sign a Form of Sub-Proxy in relation to the Extraordinary Resolution with respect to such Notes and deliver it to the Tabulation Agent.

9.	Attending the Meeting in Person

Alternatively, Beneficial Owners of Notes held through Euroclear or Clearstream, Luxembourg who wish to attend and vote at the Meeting or to appoint a person other than that appointed by the Tabulation Agent as their proxy to attend and vote at the Meeting should contact the relevant Clearing System to block their Notes and make arrangements for such person to be appointed as a proxy (by the Registered Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting (or any adjourned such meeting). A Form of Proxy will be made available to such person by the Tabulation Agent shortly prior to the commencement of the Meeting against presentation by such person of the form of identification (such as a passport or a driver’s licence with photographic ID) previously notified by the appointing Beneficial Owner to the relevant Clearing System.

Any Beneficial Owner of Notes held through DTC who is (a) not a DTC Participant and who wishes to attend and vote at the Meeting in person or (b) the representative of a DTC Participant who is not an individual but which wishes its representative to attend and vote at the meeting in person must ensure that the DTC Participant through whom he holds his Notes appoints a sub-proxy in accordance with such Beneficial Owner’s instructions, provided that the Notes in respect of which the sub-proxy is to be given are Notes in respect of which the relevant DTC Participant was appointed as a proxy under the Omnibus Proxy.

10.	Form and Content of Voting Instructions and Forms of Sub-Proxy Instructions

Voting Instructions must comply with and be transmitted in accordance with the usual procedure of the relevant Clearing System, so as to be received by a Clearing System sufficiently in advance of 2 p.m. (London time) on the Expiration Date.

Forms of Sub-Proxy Instructions must be delivered by the relevant DTC Participants by registered mail, hand delivery, overnight courier or by e-mail or facsimile (with an original delivered subsequently) to the Tabulation Agent at its address, e-mail address or facsimile number set forth below, so as to be received by the Tabulation Agent on or before 2 p.m. (London time) on the Expiration Date.

Voting Instructions and Forms of Sub-Proxy Instructions should clearly specify whether the Noteholder wishes to vote in favour of or against the Extraordinary Resolution.

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11.	The Issuer’s Interpretation Final

The Issuer’s interpretation of the terms and conditions of the Solicitation shall be final and binding. No alternative, conditional or contingent giving of Voting Instructions or Forms of Sub-Proxy Instructions will be accepted. Unless waived by the Issuer, any defects or irregularities in connection with the giving of Voting Instructions or Forms of Sub-Proxy Instructions (as applicable) must be cured within such time as is permitted by this Memorandum, the Notice of Meeting and the Trust Deed. None of the Issuer, Trustee, the Principal Paying Agent and the Tabulation Agent or any other person will be under any duty to give notification of any defects or irregularities in such Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be) nor will such entities incur any liability for failure to give such notification. Such Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be) will not be deemed to have been delivered until such defects or irregularities have been cured or waived. Any Voting Instructions or Forms of Sub-Proxy Instructions submitted in respect of Notes with an aggregate principal amount less than U.S.$ 100,000 (being the minimum denomination for the Notes) may be rejected.

All questions as to the validity, form and eligibility (including timing of receipt) in relation to Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be) will be determined by the Issuer in its sole discretion, which determination shall be conclusive and binding. The Issuer reserves the right to reject any or all Voting Instructions and/or Forms of Sub-Proxy Instructions that are not in proper form or the acceptance of which could, in the opinion of the Issuer or its counsel, be unlawful. The Issuer also reserves the right to waive any and all defects or irregularities in connection with deliveries of particular Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be), including, without limitation, with respect to the timing of delivery of such Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be), whether or not similar defects or irregularities are waived in respect of other Voting Instructions or Forms of Sub-Proxy Instructions (as the case may be).

12.	The Extraordinary Resolution will be Binding

For the avoidance of doubt, the Issuer is not required to pay the Consent Amount unless the Extraordinary Resolution is passed at the Meeting and the Payment Condition is satisfied.

If the Extraordinary Resolution is passed and the Payment Condition is satisfied, such Extraordinary Resolution will be binding on all Noteholders whether or not they have voted in favour of the Extraordinary Resolution.

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Part D - Summary of Action to be Taken

To be eligible to receive the Consent Amount, Noteholders must ensure that their Voting Instructions or Forms of Sub-Proxy Instructions (as applicable) in favour of the Extraordinary Resolution are received by the relevant Clearing System by not later than 2 p.m. (London time) on the Expiration Date (or such earlier time and/or date as may be established for this purpose by the relevant Clearing System). Noteholders who have not delivered a Voting Instruction or a Form of Sub-Proxy Instruction (as applicable) but do wish to vote at the Meeting should refer to the Notice (see Annex B (Form of Notice and Extraordinary Resolution)) for details of how to arrange to attend and vote or be represented at the Meeting.

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Part E - Copies of Documents

Noteholders may inspect copies of the documents set out below at the registered office of the Issuer and the specified offices of the Principal Paying Agent and the Tabulation Agent as specified in Annex D (Principal Paying Agent and Tabulation Agent), in each case on and from the date of this Memorandum during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, and copies of such documents shall be available at the Meeting.

Documents available for inspection:

(a)	the Trust Deed; and
(b)	the Surety Agreement.

Documents available for inspection and collection:

(a)	this Memorandum;
(b)	the draft Supplemental Trust Deed among the Issuer, the Guarantors and the Trustee providing for the Amendments and the Waiver; and
(c)	the Notice of Meeting.
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SECTION 2

Conditions

Part A - The Offer to Pay the Consent Amount

Completion of the offer to pay the Consent Amount is, in addition to the other conditions specified herein, conditional on the Issuer not having exercised, on or prior to the date five Business Days prior to the Expiration Date, its rights under Section 1 (The Solicitation) (specifically, paragraph 7 of Part C) to terminate or withdraw the offer to pay the Consent Amount, as applicable.

Part B - General

If the Waiver and Amendment Condition has been satisfied and the Extraordinary Resolution is passed at the Meeting, the Issuer will pay the Consent Amount, as applicable, to the relevant Noteholders on the Settlement Date. The Issuer will publish a notice of the outcome of the Meeting as soon as practicable following the conclusion of the Meeting and within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate the result.

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SECTION 3

Additional Terms of the Solicitation

None of the Issuer, the Guarantors, the Trustee, the Principal Paying Agent, and the Tabulation Agent shall accept any responsibility for failure of delivery of any Voting Instruction, Form of Sub-Proxy, request for a Form of Proxy or Form of Sub-Proxy or any other notice or communication.

All payments by the Issuer, or procured by the Issuer, will be made subject to withholding of or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature which the Issuer is required to withhold or deduct by applicable law. The Issuer shall not be obliged to make any additional payments to the Noteholders in respect of any such withholding or deduction.

None of the Issuer, the Trustee, the Principal Paying Agent or the Tabulation Agent shall be responsible for the payment of any amount due from the Issuer to any Noteholder. All such amounts shall be the sole liability of the Issuer.

Any notices given by the Issuer and/or the Issuer in connection with the Solicitation, including any notice of amendment, extension or termination of the offer to pay the Consent Amount will be validly given if announced via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange, and will be deemed to have been given, in the case of the Clearing Systems, on the second day after the day on which such notice or announcement is delivered to the Clearing Systems.

Any questions in relation to the Solicitation should be directed to the Tabulation Agent (acting on behalf of the Issuer) and not to the Issuer, the Guarantors, the Trustee or the Principal Paying Agent.

The Tabulation Agent is an agent of the Issuer and it is not an agent of the Trustee.

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SECTION 4

Procedures in Relation to the Meeting

A Notice convening the Meeting to be held at the offices of Baker & McKenzie LLP, 100 New Bridge Street, London, EC4V 6JA on 1 May 2015 at the respective time specified therein is set out at Annex B (Form of Notice and Extraordinary Resolution) to this Memorandum and will on 8 April 2015 be delivered via (i) the Clearing Systems and (ii) the Company Announcements Office of the Irish Stock Exchange.

At the Meeting, the Extraordinary Resolution set out in the Notice will be proposed. The procedures for voting at the Meeting are described in the Notice.

In order to be eligible to receive the Consent Amount Noteholders must have delivered (and not withdrawn) a valid Voting Instruction or Form of Sub-Proxy Instruction (as applicable), in respect of the Notes they hold, in favour of the Extraordinary Resolution by no later than 2 p.m. (London time) on the Expiration Date.

The quorum required at the Meeting shall be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in principal amount of the Notes for the time being outstanding. On any adjourned Meeting, the quorum required shall be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Notes for the time being outstanding.

In the event that the required quorum is not obtained at the first Meeting, an adjourned Meeting shall be convened to take place no less than 14 days and no more than 42 days after the initial Meeting (subject to a notice period of at least 10 days).

To be passed, the Extraordinary Resolution must be passed at a meeting of Noteholders duly convened and held in accordance with the provisions of Schedule 3 to the Trust Deed by a majority consisting of not less than 75 per cent. of the votes cast. Any Extraordinary Resolution duly passed at the Meeting duly convened and held in accordance with the Trust Deed shall be binding upon all the Noteholders, whether present or not present at the Meeting, and all Noteholders shall be bound to give effect thereto accordingly. The passing of the Extraordinary Resolution shall be conclusive evidence that the circumstances justify the passing thereof.

The Issuer will publish a notice of the result of the outcome of the Meeting within 14 days of such result being known, provided that the non-publication of such notice shall not invalidate the result.

THE ATTENTION OF THE NOTEHOLDERS IS PARTICULARLY DRAWN TO THE QUORUM REQUIRED FOR THE MEETING OF NOTEHOLDERS AND ANY ADJOURNED MEETING THEREOF WHICH IS SET OUT UNDER “VOTING AND QUORUM” IN THE NOTICE. HAVING REGARD TO SUCH REQUIREMENTS, ALL NOTEHOLDERS ARE STRONGLY URGED EITHER TO TAKE STEPS TO VOTE OR BE REPRESENTED AT SUCH MEETING BY SUBMITTING VALID VOTING INSTRUCTIONS OR FORM OF SUB-PROXY INSTRUCTIONS (AS APPLICABLE) OR REQUESTING A FORM OF PROXY OR FORM OF SUB-PROXY (AS APPLICABLE) BEFORE THE EXPIRATION TIME AND/OR EXPIRATION DATE SET BY THE RELEVANT CLEARING SYSTEM (AND ANY DEADLINES SET BY THEIR CUSTODIANS) OR TO ATTEND THE MEETING, AS REFERRED TO IN THE NOTICE, AS SOON AS POSSIBLE.

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ANNEX A

Index of Defined Terms

Capitalised terms used in this Memorandum have the following meanings:

“Amendments”	The amendments to the Trust Deed that are set out in paragraph (A) of the Extraordinary Resolution.
“Beneficial Owner”	Each person who is the beneficial owner of a particular principal amount of the Notes, as shown in the records of Euroclear, Clearstream, Luxembourg or their respective accountholders or as shown in the records of DTC or any DTC Participant.
“Business Day”	A day (other than a Saturday or a Sunday) on which banks are open for general business in Dublin, New York, London, Amsterdam and Kyiv.
“Clearing Systems”	The clearing and settlement systems operated by Euroclear, Clearstream, Luxembourg and DTC, respectively.
“Clearstream, Luxembourg”	Clearstream Banking, société anonyme, Luxembourg.
“Consent Amount”	U.S.$ 5 per U.S.$ 1,000 principal amount of the Notes payable to all Noteholders that validly deliver (and do not withdraw) Voting Instructions in favour of the Amendments by no later than 2 p.m. (London time) on the Expiration Date, and comprises (a) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the extension of maturity of the Notes and (b) an amount of U.S.$ 2.50 per U.S.$ 1,000 principal amount of the Notes payable in respect of the Waiver.
“DTC”	The Depository Trust Company.
“DTC Participant”	A person shown in the records of Cede & Co. / DTC as holding an interest in the Notes who is an accountholder in DTC.
“Euroclear”	Euroclear Bank S.A./N.V.
“Expiration Date”

2.00 p.m. (London time) on 29 April 2015 in the case of Beneficial Owners of Notes held through DTC who are not DTC Participants and Beneficial Owners of Notes held through Euroclear and/or Clearstream, Luxembourg (other than the Registered Holder); OR

2.00 p.m. (London time) on 30 April 2015 in the case of DTC Participants and the Registered Holder.

“Extraordinary Resolution”	The extraordinary resolution set out in the Notice, as set out in Annex B (Form of Notice and Extraordinary Resolution).
“Form of Proxy”	A document in the English language available from the Tabulation Agent signed by the Registered Holder and delivered to the Registrar no later than 24 hours before the time fixed for the Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder.
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“Form of Sub-Proxy”	A properly completed Form of Sub-Proxy (in the form of Annex C (Form of Sub-Proxy)) signed by or on behalf of a Noteholder who is shown in the records of Cede & Co. or DTC as a DTC Participant in relation to such Notes to procure that the votes attributable to such Note(s) should be cast at the Meeting in favour of or against the Extraordinary Resolution, as applicable, and delivered by the relevant DTC Participant by registered mail, hand delivery, overnight courier or by e-mail or facsimile (with an original delivered subsequently) to the Tabulation Agent at its address, e-mail address or facsimile number set forth in Annex D to this Memorandum.
“Form of Sub-Proxy Instruction”	A voting instruction in respect of the Extraordinary Resolution contained in a Form of Sub-Proxy.
“Global Certificate”	Each of the Rule 144 Global Certificate and the Regulation S Global Certificate (including any replacement for the Global Certificates issued pursuant to the terms and conditions of the Notes).
“Guarantors”	PUBLIC JOINT STOCK COMPANY “AVDIIVKA COKe PLANT”, a public joint stock company incorporated under the laws of Ukraine with identification code 00191075, located at 1 Industrialny Proizd, Avdiyivka, Donetsk Oblast, 86065, Ukraine; PUBLIC JOINT STOCK COMPANY “INGULETS IRON ORE ENRICHMENT WORKS”, a public joint stock company incorporated under the laws of Ukraine with identification code 00190905, located at 47 Rudna Street, Kryvvi Rig, Dnipropetrovsk Oblast, 50064, Ukraine; PUBLIC JOINT STOCK COMPANY “KHARTSYZSK PIPE PLANT”, a public joint stock company incorporated under the laws of Ukraine with identification code 00191135, located at 9 Patona Street, Khartsyzsk, Donetsk Oblast, 86703, Ukraine; PUBLIC JOINT STOCK COMPANY “CENTRAL IRON ORE ENRICHMENT WORKS”, a public joint stock company incorporated under the laws of Ukraine with identification code 00190977, located at Kryvvi Rig, Zhovtnevyi district, Dnipropetrovsk Oblast, 50066, Ukraine; PUBLIC JOINT STOCK COMPANY “NORTHERN IRON ORE ENRICHMENT WORKS”, a public joint stock company incorporated under the laws of Ukraine with identification code 00191023, located at Kryvvi Rig, Dnipropetrovsk Oblast, 50079, Ukraine; PUBLIC JOINT STOCK COMPANY “AZOVSTAL IRON & STEEL WORKS”, a public joint stock company incorporated under the laws of Ukraine with identification code 00191158, located at 1 Leporskoho Street, Mariupol, Donetsk Oblast, 87500, Ukraine; PUBLIC JOINT STOCK COMPANY “YENAKIIEVE IRON AND STEEL WORKS”, a public joint stock company incorporated under the laws of Ukraine with identification code 00191193, located at 9 Metalurgiv Avenue, Yenakiieve, Donetsk Oblast, 86429, Ukraine; and UKRAINE-SWITZERLAND JOINT VENTURE LIMITED LIABILITY COMPANY “METALEN”, a limited liability company incorporated under the laws of Ukraine with identification code 30615347, located at 12, Metalurgiv Avenue, Yenakiieve, Donetsk Oblast, 86429, Ukraine.
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“Irish Stock Exchange”	The Irish Stock Exchange Limited.
“the Issuer”	Metinvest B.V.
“Meeting”	The meeting (convened by the Notice) at which the Noteholders will be asked to consider and, if thought fit, approve the Extraordinary Resolution set out in the Notice (and any adjournment thereof).
“Notes”	U.S.$ 500,000,000 10.25 per cent. Guaranteed Notes due 2015 issued by the Issuer (of which U.S.$ 113,651,000 remain outstanding).
“Noteholders”	The holders of the Notes.
“Notice”	The notice setting out the Extraordinary Resolution in respect of the Notes and convening a meeting of Noteholders to be held on 1 May 2015, as set out in Annex B (Form of Notice and Extraordinary Resolution).
“Omnibus Proxy”	An omnibus proxy pursuant to which Cede & Co. is expected to appoint the DTC Participants as its proxies in respect of the Recorded Principal Amount shown on its records as being held by such DTC Participants on the Record Date.
“Payment Condition”	The condition set out in Part A of Section 2 (The Payment Condition).
“Principal Paying Agent”	The Bank of New York Mellon, London Branch (or any successor Principal Paying Agent).
“PXF Facilities”

(a)          a loan facility of up to U.S.$ 1 billion made available pursuant to a loan agreement originally dated 4 August 2011 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;

(b)          a loan facility of up to U.S.$ 325 million made available pursuant to a loan agreement originally dated 25 May 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch;

(c)          a loan facility of up to U.S.$ 560 million made available pursuant to a loan agreement originally dated 25 November 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch; and

(d)          a facility of up to U.S.$ 300 million made available pursuant to a loan agreement originally dated 13 November 2013 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;

“Recorded Principal Amount”	The principal amount of the Notes shown on the records of Cede & Co. as being held by the DTC Participants on the Record Date.
“Record Date”	21 April 2015.
“Registered Holder”	The Bank of New York Depository (Nominees) Limited (being the nominee for the common depositary for Euroclear and Clearstream, Luxembourg in respect of the Regulation S Global Certificate).
“Registrar”	The Bank of New York Mellon (Luxembourg) S.A. (being the registrar appointed by the Issuer in relation to the Regulation S Global Certificate).
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“Regulation S”	Regulation S under the Securities Act.
“Regulation S Global Certificate”	The single, permanent global Note, representing the Regulation S Notes, in fully registered form, without interest coupons (including any replacement for the Regulation S Global Certificate issued pursuant to the terms and conditions of the Notes).
“Regulation S Notes”	The Notes offered and sold in an offshore jurisdiction to persons that are not U.S. persons (as defined in the Securities Act) in compliance with Regulation S).
“Rule 144A”	Rule 144A under the Securities Act.
“Rule 144A Notes”	The Notes offered and sold to persons who are “qualified institutional buyers” (as defined in Rule 144A) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended) in reliance on Rule 144A.
“Rule 144A Global Certificate”	The single, permanent global Note, representing the Rule 144A Notes, without interest coupons (including any replacement for the Rule 144A Global Certificate issued pursuant to the terms and conditions of the Notes).
“Securities Act”	The U.S. Securities Act of 1933, as amended.
“Settlement Date”	The date on which the Consent Amount, if applicable, is paid to relevant Noteholders. The Settlement Date is currently expected to occur on or about 8 May 2015.
“Solicitation”	The request by the Issuer that the Noteholders vote in favour of the Extraordinary Resolution to approve the Amendments and the Waiver.
“Supplemental Trust Deed”	The supplemental trust deed referred to in the Extraordinary Resolution, a draft of which will be available for inspection in accordance with the provisions of Part E of Section 1 (Copies of Documents) of this Memorandum.
“Surety Agreement”	The surety agreement dated 20 May 2010 among the Issuer, the Guarantors and the Trustee.
“Tabulation Agent”	The Bank of New York Mellon, London Branch (or any successor Tabulation Agent).
“Trust Deed”	The trust deed dated 20 May 2010 among the Issuer, the Guarantors and the Trustee.
“Trustee”	BNY Mellon Corporate Trustee Services Limited (or any successor Trustee).
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“Voting Instruction”	An electronic voting instruction, submitted by a Noteholder to the Clearing Systems through which such Noteholder’s interest in the Note(s) is held, who is shown in the records of such Clearing System as a holder in the Notes to procure that the votes attributable to such Note(s) should be cast at the Meeting in favour of or against the Extraordinary Resolution, as applicable, and requiring the Registrar to issue a Form of Proxy to be signed by the Registered Holder appointing named individuals to act as proxy or proxies and to vote in accordance with the Voting Instructions delivered in respect of such Note(s).
“Waiver”	The waiver of any Potential Event of Default and any Event of Default as set out in paragraphs (C) and (D) of the Extraordinary Resolution.
“2015 Notes”	U.S.$ 500,000,000 10.25% Guaranteed Notes due 2015 issued by Metinvest.
“2017 Notes”	U.S.$ 289,700,000 10.50% Guaranteed Notes due 2017 issued by Metinvest under its U.S.$ 1,500,000,000 Guaranteed Medium Term Note Programme.
“2018 Notes”	U.S.$ 750,000,000 8.75% Guaranteed Notes due 2018 issued by Metinvest under its U.S.$ 1,000,000,000 Guaranteed Medium Term Note Programme.
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ANNEX B

Form of Notice and Extraordinary Resolution

THIS NOTICE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU ARE IN ANY DOUBT ABOUT THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORISED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (IF YOU ARE IN THE UNITED KINGDOM) OR ANOTHER APPROPRIATELY AUTHORISED INDEPENDENT PROFESSIONAL ADVISER.

10.25 per cent. Guaranteed Notes due 2015 (the “Notes”)

issued by, and with recourse only to,

Metinvest B.V. (the “Issuer”)

(a private company incorporated with limited liability under the laws of The Netherlands with registered number 24321697

and having its registered office at Alexanderstraat 23, 2514 JM, The Hague, The Netherlands)

guaranteed as described in the trust deed (the “Trust Deed”) dated 20 May 2010 among the Issuer, the guarantors named therein (the “Guarantors”) and BNY Mellon Corporate Trustee Services Limited (the “Trustee”)

(ISIN: XS0511379066, Common Code: 051137906

ISIN: US591555AA54, CUSIP: 59155AA5)

NOTICE IS HEREBY GIVEN that, pursuant to the provisions of Schedule 3 of the Trust Deed constituting the Notes, a meeting (the “Meeting”) of the holders of the Notes (the “ Noteholders”) has been convened by the Issuer and will be held at the offices of Baker & McKenzie LLP, 100 New Bridge Street, London, EC4V 6JA on 1 May 2015 at 2 p.m. London time for the purpose of considering and, if thought fit, passing the following resolution which will be proposed as an Extraordinary Resolution (as defined in the Trust Deed) in accordance with the provisions of the Trust Deed.

Capitalised terms used in this Notice and not otherwise defined herein shall have the meanings ascribed to them in the consent solicitation memorandum dated 8 April 2015 (the “Memorandum”).

EXTRAORDINARY RESOLUTION

“THAT THIS MEETING of the holders of the outstanding U.S.$ 113,651,000 10.25 per cent. Guaranteed Notes due 2015 (the “Notes”) of Metinvest B.V. (the “Issuer”) constituted by a trust deed (the “Trust Deed”) dated 20 May 2010 and made between the Issuer, the guarantors named therein and BNY Mellon Corporate Trustee Services Limited (the “Trustee”) as trustee for the Noteholders HEREBY:

(A)	sanctions and approves, pursuant to paragraph 16 of Schedule 3 of the Trust Deed, the following modifications to the Trust Deed:
(i)	the addition of the following sentence at the end of Condition 4 (Interest) set out in Schedule 1 (Terms and Conditions of the Notes):

“The Interest Period beginning on (and including) 20 November 2015 and ending on (but excluding) the Repayment Date shall be a short Interest Period.”

(ii)	the deletion of Condition 5.1 (Redemption at Maturity) set out in Schedule 1 (Terms and Conditions of the Notes) and its replacement with the following:
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“5.1	Redemption by Amortisation and Final Redemption at Maturity
(a)	Unless previously redeemed or purchased and cancelled as provided below, the Issuer will redeem the Notes at their principal amount in two instalments (i) on 20 May 2015 and (ii) on the Repayment Date (each, an “Amortisation Date”) at the related amortisation amount specified in the table below (each, an “Amortisation Amount”). The outstanding principal amount of the Notes shall be reduced by the Amortisation Amount for all purposes with effect from the relevant Amortisation Date, unless the payment of the relevant Amortisation Amount is improperly withheld or refused. In such a case, the relevant principal amount will remain outstanding until whichever is the earlier of (a) the day on which all sums due in respect of such Notes up to that day are received by or on behalf of the relevant Noteholders and (b) the Business Day after the Issuer has given notice to the Noteholders of receipt by the Principal Paying Agent of all sums due in respect of all Notes up to that Business Day (except to the extent that there is any subsequent default in payment in accordance with these Conditions).
Amortisation Date	Amortisation Amount to be redeemed in respect of each U.S.$ 1,000 initial amount of each Note	Outstanding principal amount of each initial U.S.$ 1,000 Note after partial redemption
20 May 2015	U.S.$ 100	U.S.$ 900
31 January 2016	U.S.$ 900	U.S.$ 0

In these Conditions, references to “principal” shall, unless the context requires otherwise, be deemed to include any Amortisation Amount and references to the “due date” for payment shall, unless the context requires otherwise, be deemed to include any Amortisation Date.
(b)	Other than as specified below, the Notes are not optionally redeemable prior to the Repayment Date.”;
(iii)	the amendment of Condition 3.3 (Limitation on Restricted Payments) by the insertion of the following new paragraph (c) at the end of that Condition:

“Notwithstanding the foregoing provisions of this Condition 3.3, the Issuer will not, and will not permit any Subsidiary, to make any Restricted Payment during the period from 20 May 2015 until 31 January 2016.”;

(iv)	the amendment of Condition 19 (Definitions) by the deletion of the defined term “Repayment Date” and its replacement with the following:

““Repayment Date” means 31 January 2016 or, if such day is not a Business Day, the next succeeding Business Day”; and

(v)	the deletion of all references to “U.S.$ 500,000,000 10.25 per cent. Guaranteed Notes due 2015” and replacement with “U.S.$ 113,651,000 10.25 per cent. Guaranteed Notes due 2016” and the deletion of all references to “20 May 2015” and replacement with “31 January 2016”;
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(B)	waives (and authorises, empowers and directs the Trustee to waive) for a period commencing on the date on which this Extraordinary Resolution is duly passed and ending on 31 January 2016 (inclusive) any Potential Event of Default and any Event of Default arising as a result of:

(i)	the failure by the Issuer and any of the Guarantors and any of their respective Subsidiaries to pay when due any Indebtedness in respect of the loan repayment instalments falling due under the PXF Facilities (as defined below) in the period from 1 January 2015 until 31 January 2016, inclusive (a “PXF Payment Default”); or

(ii)	the failure by the Issuer and any of the Guarantors and any of their respective Subsidiaries to pay when due any amounts payable under any guarantee for or indemnity in respect of Indebtedness referred to in sub-paragraph (i) above, provided that the above waiver shall not prevent an Event of Default occurring under Condition 8(c)(i) of the Notes if, by reason of any PXF Payment Default, any lenders under the PXF Facilities (or any agent or trustee on their behalf) exercise their right under the PXF Facilities to declare prematurely due and payable the loans made by them under the relevant PXF Facilities; and

provided further that in the event that, during the period from 20 May 2015 to 31 January 2016, the Issuer repays any principal amount outstanding  under the PXF Facilities (other than any refinancing or rollover of any principal amount due thereunder), such that the aggregate amount of principal due to the PXF Lenders is reduced (a “PXF Repayment Event”), the above waiver shall automatically cease to have effect. The Issuer shall notify the Trustee in writing, and the Noteholders in accordance with the Trust Deed, promptly upon the occurrence of a PXF Repayment Event.

The term “PXF Facilities” shall mean:

(a)	a loan facility of up to U.S.$ 1 billion made available pursuant to a loan agreement originally dated 4 August 2011 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others;

(b)	a loan facility of up to U.S.$ 325 million made available pursuant to a loan agreement originally dated 25 May 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch;

(c)	a loan facility of up to U.S.$ 560 million made available pursuant to a loan agreement originally dated 25 November 2012 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch; and

(d)	a facility of up to U.S.$ 300 million made available pursuant to a loan agreement originally dated 13 November 2013 (as subsequently amended) and arranged by Deutsche Bank AG, Amsterdam Branch and others.

The term “PXF Lenders” shall mean the banks participating in the PXF Facilities;

(C)	waives (and authorises, empowers and directs the Trustee to waive) for a period commencing on the date on which this Extraordinary Resolution is duly passed and ending on 31 January 2016 (inclusive) any Potential Event of Default and any Event of Default arising under Condition 8(g)(i)(D) of the Notes as a result of any meeting of bondholders, lenders and other creditors of the Issuer, the Guarantors or any Material Subsidiary being convened for the purpose of considering an amicable settlement of their claims;
(D)	authorises, directs, requests and empowers the Trustee to concur in and execute the Supplemental Trust Deed in order to effect the modifications referred to in paragraph (A) of this Extraordinary Resolution (the “Amendments”) and the waivers referred to in paragraphs (B) and (C) of this Extraordinary Resolution (the “Waivers”) in the form of the draft produced to this Meeting and initialled by the chairman of the Meeting for the purposes of identification, with such amendments, if any, as the Trustee may require or agree and to concur in, approve, and execute and do all such deeds, instruments, acts and things that may be necessary or desirable to carry out and give effect to the implementation of the Amendments or the Waivers or this Extraordinary Resolution;
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(E)	sanctions and approves every amendment, modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of Noteholders necessary or appropriate to give effect to this Extraordinary Resolution or the implementation of the Amendments and the Waivers (whether or not the rights arise under the Trust Deed), and assents to every amendment, modification, variation or abrogation of the provisions contained in the Trust Deed involved in, or inherent in, or effected by, the implementation of this Extraordinary Resolution, the Waivers and the Amendments;
(F)	authorises any depositary holding Global Note Certificates (as defined in the Trust Deed) on behalf of the Depository Trust Company to consent to any of the resolutions specified above and exonerates and discharges any such depositary from liability to the Noteholders for so doing; and
(G)	discharges and exonerates each of the Trustee and The Bank of New York Depository (Nominees) Limited as a registered holder of Notes from all liability in consenting to, and/or giving effect to, the Amendments and Waivers and in respect of any act or omission for which it may have become responsible under the Trust Deed and/or the Notes in connection with, the Amendments, the Waivers, this Extraordinary Resolution or its implementation.

Capitalised terms used in this Extraordinary Resolution have the same meanings as those defined in the Memorandum published by the Issuer on 8 April 2015, unless the context otherwise requires.”

The terms of the Extraordinary Resolution have not been formulated or negotiated by the Trustee and nothing in this Notice should be construed as a recommendation to Noteholders from the Trustee to vote in favour of, or against, the Extraordinary Resolution. The Trustee has not been involved in the formulation of the Extraordinary Resolution and, in accordance with normal practice, expresses no opinion on the merits of the Extraordinary Resolution. Noteholders should take their own independent legal and financial advice on the merits and on the consequences of voting in favour of the applicable Extraordinary Resolution, including any tax consequences.

However, on the basis of the information contained in the Memorandum, the Trustee has authorised the Issuer to state that the Trustee has no objection to the Extraordinary Resolution being put to Noteholders for their consideration.

General

The Memorandum, a copy of which is available as indicated below, explains the background to and reasons for, gives full details of, and invites the Noteholders to approve (at the Meeting), the amendments and modifications and waivers referred to in paragraphs (A), (B) and (C) of the Extraordinary Resolution.

The attention of Noteholders is particularly drawn to the quorum required for the Meeting and for any adjourned meeting thereof which is set out in paragraph 2 of “Voting and Quorum” below. Having regard to such requirements, Noteholders are strongly urged either to take steps to be represented at the Meeting or to attend the Meeting, as referred to below, as soon as possible.

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Noteholders who wish to vote must do so in accordance with the procedures of the relevant Clearing System. Noteholders should note that they must allow sufficient time for compliance with the standard operating procedures of the clearing and settlement systems operated by Euroclear Bank S.A./N.V. (“Euroclear”), Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) and The Depository Trust Company (“DTC”, and together with Euroclear and Clearstream, Luxembourg, the “Clearing Systems” and each a “Clearing System”) in order to ensure delivery of their voting instructions to The Bank of New York Mellon, London Branch (the “Tabulation Agent”, an agent appointed by and on behalf of the Issuer in connection with the Solicitation) in advance of 2 p.m. (London time) on the Expiration Date.

Neither the Memorandum nor any other documents relating to the Solicitation or the Amendments to the terms and conditions of the Notes and/or the Waivers may be distributed or circulated in the Netherlands, other than to qualified investors within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The request to vote in favour of the Extraordinary Resolution is not being made in The Netherlands, other than to persons who are “qualified investors” within the meaning of article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

The Notes may not be offered, sold, resold, delivered or transferred other than to “professional market parties” (professionele marktpartijen) within the meaning of the Dutch Financial Supervision Act (Wet op het financieel toezicht) and, if resident or domiciled in The Netherlands, other than to qualified investors within the meaning of the Dutch Act on Financial Supervision (Wet op het financieel toezicht).

Documents Available for Inspection

Noteholders may inspect copies of the documents set out below at the registered office of the Issuer and the specified offices of The Bank of New York Mellon, London Branch (the “Principal Paying Agent”) and the Tabulation Agent set out below at any time during normal business hours on any weekday (Saturdays, Sundays and bank and other public holidays excepted) prior to the Meeting, and copies of such documents shall be available at the Meeting.

Documents available for inspection:

-	the Trust Deed; and
-	the Surety Agreement.
Documents available for inspection and collection:

-	the Memorandum;
-	the draft Supplemental Trust Deed among the Issuer, the Guarantors and the Trustee providing for the amendments and modifications referred to in paragraph (A) and waivers referred to in paragraphs (B) and (C), in each case, of the Extraordinary Resolution; and
-	this Notice of Meeting.

Voting and Quorum

The relevant provisions governing the convening and holding of meetings of Noteholders are set out in Schedule 3 of the Trust Deed a copy of which is available for inspection as referred to above.

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The Notes are currently held in the form of a Regulation S Global Certificate and a Rule 144A Global Certificate. The Regulation S Global Certificate is registered in the name of The Bank of New York Depository (Nominees) Limited as nominee for the common depositary for Euroclear and Clearstream, Luxembourg (the “Registered Holder”). The Rule 144A Global Certificate is registered in the name of Cede & Co. as nominee of DTC. Each person (a “Beneficial Owner”) who is the owner of a particular principal amount of the Notes, as shown in the records of Euroclear, Clearstream, Luxembourg or their respective accountholders (“Accountholders”) or as shown in the records of DTC or DTC’s participants (“DTC Participants”), should note that such person will not be a Noteholder for the purposes of this Notice and will only be entitled to attend and vote at the Meeting or appoint a proxy to do so in accordance with the procedures set out below, except that DTC Participants who have been appointed proxies by DTC may attend and vote at the meeting of Noteholders. Accordingly, Beneficial Owners should convey their voting instructions, directly or through the Accountholder or DTC Participant through whom they hold their interest in the Notes, to Euroclear or Clearstream, Luxembourg or DTC, as the case may be, in accordance with their respective procedures or arrange by the same means to be appointed a proxy or sub-proxy.

Only the Registered Holder (being the nominee for the common depositary for Euroclear and Clearstream, Luxembourg in the case of the Regulation S Global Certificate) and the DTC Participant (in the case of the Rule 144A Global Certificate) are entitled to complete a form of proxy or sub-proxy, as the case may be. A form of proxy or a form of sub-proxy is not required to be completed by Beneficial Owners or Accountholders through Euroclear and Clearstream, Luxembourg, those holders must vote or instruct electronically in accordance with the procedures of the Clearing Systems. The forms of proxy and forms of sub-proxy will be made available to the Registered Holder, the Principal Paying Agent and the Registrar (for DTC Participants).

1.	Voting Procedures:

Notes held through Euroclear and Clearstream, Luxembourg

The Registered Holder may by instrument in writing in the English language (a “form of proxy”) in the form available from the specified office of the Principal Paying Agent specified below signed by the Registered Holder or, in the case of a corporation, executed under its seal or signed on its behalf by its duly appointed attorney or a duly authorised officer of the corporation and delivered to the specified office of the Principal Paying Agent not less than 24 hours before the time fixed for the Meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with the Meeting.

A proxy so appointed, so long as such appointment remains in force, shall be deemed, for all purposes in connection with the Meeting, to be the holder of the Notes to which such appointment relates and the Registered Holder shall be deemed for such purposes not to be the holder.

The Beneficial Owner in respect of the Notes can request through his Accountholder for the Registered Holder to appoint the Principal Paying Agent or the Tabulation Agent or any two of their respective employees as proxies to cast the votes relating to the Notes in which he has an interest at the Meeting.

Alternatively, Beneficial Owners and Accountholders in respect of the Notes who wish a different person to be appointed as their proxy to attend and vote at the Meeting should contact the relevant Clearing System to make arrangements for such person to be appointed as a proxy (by the Registered Holder) in respect of the Notes in which they have an interest for the purposes of attending and voting at the Meeting.

In either case, Beneficial Owners must have made arrangements to vote with the relevant Clearing System by no later than 48 hours before the time fixed for the Meeting and within the relevant time limit specified by the relevant Clearing System and request or make arrangements for the relevant Clearing System to block the Notes in the relevant Accountholder’s account and to hold the same to the order or under the control of the Registrar.

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An Accountholder whose Notes have been blocked will thus be able to procure that an electronic voting instruction (a “Voting Instruction”) is given in accordance with the procedures of the relevant Clearing System to the Principal Paying Agent and the Tabulation Agent. Voting Instructions must comply with and be transmitted in accordance with the usual procedure of the relevant Clearing System, so as to be received by a Clearing System sufficiently in advance of 2 p.m. (London time) on the Expiration Date, or by such earlier deadline as may be imposed by the relevant Clearing System. Beneficial Owners and Accountholders should take steps to inform themselves of and to comply with the particular practice and policy of the relevant Clearing System. Voting Instructions should clearly specify whether the Noteholder wishes to vote in favour of or against the Extraordinary Resolution.

Any Note(s) so held and blocked for either of these purposes will be released to the Accountholder by the relevant Clearing System on the earlier of (i) the conclusion of the Meeting (or, if later, any adjourned such Meeting) and (ii) upon such Note(s) ceasing in accordance with the procedures of the relevant Clearing System and with the agreement of the Registrar to be held to its order or under its control; provided, however, in the case of (ii) above, that if the Beneficial Owner or Accountholder has caused a proxy to be appointed in respect of such Note(s), such Note(s) will not be released to the relevant Accountholder unless and until the Issuer and the Principal Paying Agent have each received notice of the necessary revocation of or amendment to such proxy.

Any Voting Instructions given or forms of proxy submitted may not be revoked during the period starting 24 hours before the time fixed for the Meeting and ending at the conclusion of such Meeting. Any holder of Notes as to which a Voting Instruction has been given may revoke such Voting Instruction as to such Notes or any portion of such Notes (in integral multiples of U.S.$ 1,000) by delivering a written notice of revocation or a changed Voting Instruction bearing a date later than the date of the prior Voting Instruction to the relevant Clearing System(s) no later than 24 hours prior to the time appointed for holding the Meeting, or by such earlier deadline as may be imposed by the relevant Clearing System. To be effective, a notice of revocation must be in a format customarily used by the Clearing Systems. Any holder of Notes as to which a Voting Instruction has been validly revoked and as to which no further valid Voting Instruction in favour of the Extraordinary Resolution has been given by no later than 2 p.m. (London time) on the Expiration Date (or, if earlier, before the expiration time and/or expiration date set by the relevant Clearing System) shall not be entitled to receive the Consent Amount.

Beneficial Owners are advised to check with the bank, securities broker, Accountholder, Clearing System or other intermediary through which they hold their Notes whether such intermediary applies different deadlines for any of the events specified.

Notes held through DTC

The procedures under this section assume that, in accordance with its usual procedures, Cede & Co. appoints the DTC Participants as its proxies under an omnibus proxy (the “Omnibus Proxy”) in respect of the principal amount of the Notes shown on its records as being held by them (their “Recorded Principal Amount”) on 21 April 2015 (the “Record Date”).

DTC Participants

DTC Participants may, in respect of their Recorded Principal Amount, either (i) attend and vote at the Meeting if they are individuals or (ii) appoint any two employees of the Tabulation Agent (nominated by the Tabulation Agent) as their sub-proxies to attend and vote at the Meeting on their behalf or (iii) appoint any other person (including Beneficial Owners of the Notes) as a sub-proxy to attend and vote at the Meeting on their behalf.

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Only those DTC Participants shown in DTC’s records on the Record Date as holding the Recorded Principal Amount will be entitled to vote on the Extraordinary Resolution or appoint sub-proxies to enable their votes and those of Beneficial Owners who hold their Notes through DTC Participants to be cast in respect of their Recorded Principal Amount.

Beneficial Owners

A Beneficial Owner in respect of the Notes who is not a DTC Participant and who does not wish to attend the Meeting may arrange for the votes relating to the Notes of which he is a Beneficial Owner to be cast at the Meeting by requesting the DTC Participant through whom he holds his Notes to appoint a sub-proxy to attend and vote at the Meeting in accordance with the Beneficial Owner’s instructions provided that the Notes in respect of which the sub-proxy is to be given are Notes in respect of which the DTC Participant was appointed as a proxy under the Omnibus Proxy.

Forms of Sub-Proxy

A Beneficial Owner of Notes held through a DTC Participant who intends to submit a vote in respect of the Extraordinary Resolution must instruct such DTC Participant to complete and sign form of sub-proxy (a “Form of Sub-Proxy”) in relation to the Extraordinary Resolution with respect to such Notes and deliver it to the Tabulation Agent.

If a voting instruction contained in a Form of Sub-Proxy (a “Form of Sub-Proxy Instruction”) relates to fewer than all Notes held through a DTC Participant, the DTC Participant must indicate the aggregate amount (in integral multiples of U.S.$ 1,000) of such Notes to which such Form of Sub-Proxy Instruction relates. Otherwise, such Form of Sub-Proxy Instruction will be deemed to relate to all such Notes.

Giving a Form of Sub-Proxy Instruction will not affect a Noteholder’s right to sell or transfer the Notes. All Forms of Sub-Proxy Instructions validly delivered to and received by the Tabulation Agent (and not revoked) on or before 2 p.m. (London time) on the Expiration Date will be effective notwithstanding a transfer of such Notes subsequent to the Record Date, unless the Noteholder validly revokes such Form of Sub-Proxy Instruction on or before 2 p.m. (London time) on the Expiration Date by following the procedures set forth below.

A Beneficial Owner in respect of the Notes who is (a) not a DTC Participant and who wishes to attend and vote at the Meeting in person or (b) the representative of a DTC Participant who is not an individual but which wishes its representative to attend and vote at the meeting in person must ensure that the DTC Participant through whom he holds his Notes appoints a sub-proxy in accordance with the Beneficial Owner’s instructions, provided that the Notes in respect of which the sub-proxy is to be given are Notes in respect of which the relevant DTC Participant was appointed as a proxy under the Omnibus Proxy.

Revocation of Forms of Sub-Proxy Instructions

Any Form of Sub-Proxy Instructions given may not be revoked during the period starting 24 hours before the time fixed for the Meeting and ending at the conclusion of such Meeting. Any holder of Notes as to which a Form of Sub-Proxy Instruction has been given may revoke such Form of Sub-Proxy Instruction as to such Notes or any portion of such Notes (in integral multiples of U.S.$ 1,000) by delivering a written notice of revocation or a duly executed Form of Sub-Proxy containing a changed Form of Sub-Proxy Instruction in respect of such Notes bearing a date later than the date of the prior Form of Sub-Proxy containing a Form of Sub-Proxy Instruction in respect of such Notes to the Tabulation Agent no later than 24 hours prior to the time appointed for holding the Meeting. To be effective, a notice of revocation must be in writing and delivered by the relevant DTC Participants by registered mail, hand delivery, overnight courier or by e-mail or facsimile (with an original delivered subsequently) to the Tabulation Agent at its address, e-mail address or facsimile number set forth below on or before 2 p.m. (London time) on the Expiration Date.

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Any holder of Notes as to which a Form of Sub-Proxy Instruction has been validly revoked and as to which no further valid Form of Sub-Proxy Instruction in favour of the Extraordinary Resolution has been given by no later than 2 p.m. (London time) on the Expiration Date (or, if earlier, before the expiration time and/or expiration date set by DTC) shall not be entitled to receive the Consent Amount (as the case may be).

General

Beneficial Owners are advised to check with the bank, securities broker, DTC Participant, DTC or other intermediary through which they hold their Notes whether such intermediary applies different deadlines for any of the events specified.

2.	Quorum Requirements: The quorum required at the Meeting shall be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 75 per cent. in principal amount of the Notes for the time being outstanding.

On any adjourned Meeting, the quorum required shall be two or more persons present in person holding Notes or being proxies or representatives and holding or representing in the aggregate not less than 25 per cent. in principal amount of the Notes for the time being outstanding.

3.	Adjournment: If within 15 minutes from the time appointed for the Meeting a quorum is not present, the Meeting shall stand adjourned for such period, being not less than 14 days nor more than 42 days, and to such place as may be appointed by the Chairman either at or subsequent to the Meeting. If a quorum is not present within 15 minutes from the time fixed for a Meeting so adjourned, the Meeting shall be dissolved.

At least 10 days’ notice of the Meeting adjourned through want of quorum shall be given, and such notice shall be given in the same manner as of the original Meeting and shall state the required quorum.

4.	Voting and Representation: Every question submitted to the Meeting will be decided on a poll, with every person who is present in person and is a Noteholder, a proxy or a representative having one vote in respect of each U.S.$ 1,000 in principal amount of Notes so held or owned or in respect of which he is a proxy or representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all his votes in the same way.
5.	Voting Majority Requirements: To be passed in relation to the Notes, the Extraordinary Resolution must be passed at a meeting of Noteholders duly convened and held in accordance with the provisions of Schedule 3 to the Trust Deed by a majority consisting of not less than 75 per cent. of the votes cast.
6.	The Extraordinary Resolution shall be Binding: Any Extraordinary Resolution duly passed at the Meeting (or any adjourned such Meeting) duly convened and held in accordance with the Trust Deed shall be binding upon all the Noteholders, whether present or not present at the Meeting (or any adjourned such Meeting), and all Noteholders shall be bound to give effect thereto accordingly. The passing of the Extraordinary Resolution shall be conclusive evidence that the circumstances justify the passing thereof.
7.	Governing Law: This Notice is governed by, and shall be construed in accordance with, English law.
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8.	Notice: This Notice is given by the Issuer.

THE TRUSTEE HAS NOT BEEN INVOLVED IN THE FORMULATION OF THE EXTRAORDINARY RESOLUTION AND THE TRUSTEE EXPRESSES NO OPINION ON THE MERITS OF THE EXTRAORDINARY RESOLUTION OR ON WHETHER NOTEHOLDERS WOULD BE ACTING IN THEIR BEST INTERESTS IN APPROVING THE EXTRAORDINARY RESOLUTION, AND NOTHING IN THIS NOTICE SHOULD BE CONSTRUED AS A RECOMMENDATION TO NOTEHOLDERS FROM THE TRUSTEE TO VOTE IN FAVOUR OF, OR AGAINST, THE EXTRAORDINARY RESOLUTION. ON THE BASIS OF THE INFORMATION SET OUT IN THIS NOTICE, THE TRUSTEE HAS AUTHORISED IT TO BE STATED THAT THE TRUSTEE HAS NO OBJECTION TO THE EXTRAORDINARY RESOLUTION BEING PUT TO NOTEHOLDERS FOR THEIR CONSIDERATION.

9.	Reliance on Rule 802 of the U.S. Securities Act of 1933: This notice is made in respect of securities of a non-U.S. company and is subject to disclosure requirements of a country other than the United States that are different from those of the United States.

Financial statements prepared by the Issuer have been prepared in accordance with foreign accounting standards (International Financial Reporting Standards) that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since the Issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment. The Notes (and any securities deemed to be issued pursuant to the Memorandum) have not been, and will not be, registered under the US Securities Act of 1933, as amended (the “Securities Act”), or under the securities laws of any jurisdiction of the United States. Neither the US Securities and Exchange Commission nor any US state securities commission has approved or disapproved of any securities deemed to be offered in connection with the Memorandum, or determined if this announcement or the Memorandum is accurate or complete. Any representation to the contrary is a criminal offence. This notice is submitted to Noteholders in the United States pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 802 thereunder (“Rule 802”). Any new securities deemed to be issued hereby will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act to the same extent and proportion as the existing Notes.

10.	Contact Information: Noteholders should contact the following for further information:

The Tabulation Agent at:

The Bank of New York Mellon

In London

One Canada Square

London E14 5AL

United Kingdom

Tel: +44 (0)1202 689 644

Attention: Les Cummings

Email: debtrestructuring@bnymellon.com

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In New York

111 Sanders Creek Parkway
East Syracuse, New York 13057

United States of America

Tel: +1 315 414 3349

Attention: Dacia Brown-Jones

Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

The Registrar at:

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building - Polaris

2-4 rue Eugène Ruppert

L-2453, Luxembourg

Fax: (+352) 24 52 4204

Attention: Structured Products Services

Email: LUXMB_SPS@bnymellon.com

The Principal Paying Agent at:

The Bank of New York Mellon, London Branch

One Canada Square

London, E14 5AL

United Kingdom

Fax: +44 (0) 1202 689 644

Attention: Les Cummings

Email: debtrestructuring@bnymellon.com

The U.S. Paying Agent at:

The Bank of New York Mellon, New York
111 Sanders Creek Parkway
East Syracuse, New York 13057
Attention: Dacia Brown-Jones

For information by telephone: 001 315 414 3349
Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

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This Notice is given by:

Metinvest B.V.

Alexanderstraat 23

2514 JM

The Hague

The Netherlands

8 April 2015

41

 ANNEX C

Form of Sub-Proxy

10.25 per cent. Guaranteed Notes due 2015 (the “Notes”)

issued by, and with recourse only to,

Metinvest B.V. (the “Issuer”)

(a private company incorporated with limited liability under the laws of The Netherlands with registered number 24321697

and having its registered office at Alexanderstraat 23, 2514 JM, The Hague, The Netherlands)

(ISIN: US591555AA54, CUSIP: 59155AA5)

for use in connection with the Meeting of the Noteholders convened by the Issuer to be held on 1 May 2015 at 2 p.m. London time

(To be completed by a DTC Direct Participant only)

This form of sub-proxy should be completed and signed by a DTC Direct Participant and delivered to the Tabulation Agent by mail, hand delivery or overnight courier to The Bank of New York Mellon, 111 Sanders Creek Parkway East Syracuse, New York 13057 United States of America by no later than 30 April 2015 (2 p.m. London time) to appoint the relevant Beneficial Owner, or another nominee as a sub-proxy, to attend and vote at the Meeting or adjourned Meeting.

We hereby certify that:

1.	Notes of aggregate principal amount specified below are held by the DTC Direct Participant specified below on 21 April 2015 being the Record Date for the purposes of the Meeting and have been blocked in the accounts of DTC:

Principal Amount of Notes:                  [U.S.$].................................................

2.	We appoint [AUTHORISED INDIVIDUAL OF PROXY] or [AUTHORISED INDIVIDUAL OF PROXY] of [COMPANY NAME] / [two employees of the Tabulation Agent nominated by it] to act as our sub-proxy and to attend the Meeting on our behalf and to cast the votes in respect of the Notes described below in the manner set out below.
3.	The total principal amount of Notes in respect of which the votes attributable to them should be cast by such sub-proxy [IN FAVOUR OF/AGAINST/AS IT SHALL CHOOSE]* in respect of the Extraordinary Resolution are:

Total principal amount of Notes: U.S.$ [       ]

Name of Authorised Individual of Proxy:

Passport Number:

Issuing State:

4.	No other person has been appointed as a sub-proxy in respect of the above Notes and no voting or tender instruction have been given in relation to such Notes.
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5.	[Having selected “IN FAVOUR” in the above paragraph, we hereby include our account details for the payment of any Consent Amount for which we may be eligible.

Account Name:

Account Number:

Swift Code of Correspondent Bank:

Name of Correspondent Bank:

ABA:

Contact details of relevant DTC Direct Participant for Queries:]*

Capital terms used but not defined in this sub-proxy shall have the meanings given to them in the Notice of Meeting in respect of the Notes dated 8 April 2015.

……………………………………………….

Signed by a duly authorised officer on behalf of the DTC Direct Participant

Name of DTC Direct Participant: ………………………………………………

Date: ……………………………………………….

MEDALLION SIGNATURE GUARANTEE1

Authorised Signature of Guarantor: Name:

(please print)

Name of Firm

Address:

Telephone Number with Area Code

Date:

Place Seal Here

* Delete as applicable

[1]	Note: Signatures on this Sub-Proxy need not be guaranteed by an Eligible Institution if the DTC Direct Participant has not completed Paragraphs 2 and 3 of this form of Sub-Proxy. A recognised participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program is each an “Eligible Institution”.
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ANNEX D

Principal Paying Agent

The Bank of New York Mellon, London Branch

One Canada Square

London, E14 5AL

United Kingdom

Fax: +44 (0) 1202 689 644

Attention: Les Cummings

Email: debtrestructuring@bnymellon.com

Tabulation Agent

In London

The Bank of New York Mellon

One Canada Square

London E14 5AL

United Kingdom

Tel: +44 (0)1202 689 644

Attention: Les Cummings

Email: debtrestructuring@bnymellon.com

In New York

The Bank of New York Mellon

111 Sanders Creek Parkway
East Syracuse, New York 13057

United States of America

Tel: +1 315 414 3349

Attention: Dacia Brown-Jones

Email: CT_REORG_UNIT_INQUIRIES@BNYMELLON.COM

Issuer

Metinvest B.V.

Alexanderstraat 23, 2514 JM

The Hague

The Netherlands

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ISSUER Metinvest B.V. Alexanderstraat 23, 2514 JM The Hague The Netherlands
TRUSTEE BNY Mellon Corporate Trustee Services Limited One Canada Square London, E14 5AL United Kingdom
LEGAL ADVISORS TO METINVEST B.V.

As to English law

Baker & McKenzie LLP

100 New Bridge Street

London, EC4V 6JA

United Kingdom

As to Dutch law

Baker & McKenzie Amsterdam N.V.

Clause Debussylaan 54

1082 MD Amsterdam

The Netherlands

As to Ukrainian law

Baker & McKenzie - CIS, Limited

Renaissance Business Center
24 Vorovskoho St.
Kyiv 01054, Ukraine

LEGAL ADVISORS TO THE TRUSTEE As to English law Linklaters LLP One Silk Street London, EC2Y 8HQ United Kingdom
TABULATION AGENT The Bank of New York Mellon, London Branch One Canada Square London, E14 5AL United Kingdom
PRINCIPAL PAYING AGENT The Bank of New York Mellon, London Branch One Canada Square London, E14 5AL United Kingdom
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